The information contained in this preliminary prospectus supplement is not complete and may be changed. Neither this preliminary prospectus supplement nor the accompanying prospectus is an offer to sell nor does it seek an offer to buy the Depositary Shares in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-281155
SUBJECT TO COMPLETION, DATED JANUARY 7, 2025
Preliminary Prospectus Supplement
(To Prospectus dated August 30, 2024)
Depositary Shares
American National Group Inc.
Each Representing a 1/1,000th Interest in a Share of
   % Fixed-Rate Non-Cumulative Preferred Stock, Series D

Each of the depositary shares offered hereby (the “Depositary Shares”) represents a 1/1,000th interest in a share of     % Fixed-Rate Non-Cumulative Preferred Stock, Series D, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) of American National Group Inc. (the “Series D Preferred Stock”), deposited with Computershare Inc. and Computershare Trust Company, N.A., acting jointly, as depositary (collectively, the “Depositary”). The Depositary Shares are evidenced by depositary receipts. As a holder of Depositary Shares, you are entitled to a proportional fractional interest in all rights and preferences of the shares of Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). You must exercise these rights through the Depositary.
Holders of Series D Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends. Any such dividends will be payable on a non-cumulative basis quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on April 15, 2025. Dividends will accrue on the stated amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share) from the date of original issue at a fixed rate per annum of     %. Payment of dividends on the Series D Preferred Stock is subject to certain legal, regulatory and other restrictions.
Dividends on the Series D Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series D Preferred Stock for any dividend period, then any dividends for that dividend period shall not accrue and shall not be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series D Preferred Stock are declared for any future dividend period.
We may, at our option, redeem the Series D Preferred Stock (a) in whole or in part, from time to time, on or after January 15, 2030 (the “First Call Date”), at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series D Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, and (c) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. If we redeem the Series D Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series D Preferred Stock or the Depositary Shares. See “Description of the Series D Preferred Stock — Optional Redemption.”
The Series D Preferred Stock will not have voting rights, except those voting rights expressly set forth under “Description of the Series D Preferred Stock — Voting Rights” on page S-25. A holder of Depositary Shares will be entitled to direct the Depositary to vote in such circumstances. See “Description of the Depositary Shares — Voting of the Depositary Shares.”
Application will be made to list the Depositary Shares on the New York Stock Exchange (the “NYSE”) under the symbol “ANG PRD.” If the application is approved, trading of the Depositary Shares on the NYSE is expected to commence within 30 days after the initial delivery of the Depositary Shares. The Depositary Shares and the underlying Series D Preferred Stock are a new issue of securities for which there are currently no established trading markets.
Investing in the Depositary Shares and the underlying Series D Preferred Stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 2 in the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Depositary Share	Total
Public offering price(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to American National Group Inc.(3)	$	$

(1)
The public offering price does not include dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be           , 2025.

(2)
The underwriting discount reflects an underwriting discount of $       per Depositary Share for retail orders (       Depositary Shares) and $      per Depositary Share for institutional orders (        Depositary Shares). See “Underwriting” beginning on page S-40 of this prospectus supplement for additional discussion regarding the underwriting discount.

(3)
Assumes no exercise of the underwriters’ over-allotment option.

The underwriters have the option to purchase up to an additional           Depositary Shares from American National Group Inc., solely to cover over-allotments, if any, at the public offering price less the underwriting discount, within 30 days of the date of this prospectus supplement.
The underwriters expect to deliver the Depositary Shares, in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about           , 2025.
Joint Book-Running Managers
Wells Fargo Securities	J.P. Morgan	Morgan Stanley	RBC Capital Markets
           , 2025

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document has two parts. The first consists of this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. If the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. For example, if the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If the information in this prospectus supplement or the accompanying prospectus is inconsistent with any information in a document incorporated by reference herein or therein, you should rely on the information in the later dated document.
Before purchasing the Depositary Shares and the underlying Series D Preferred Stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information incorporated by reference in this prospectus supplement.
We have not, and the underwriters have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf in connection with this offering. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference or any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since these dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Depositary Shares and the underlying Series D Preferred Stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about, and observe, any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain, and any free writing prospectus and the documents incorporated by reference therein may contain, summaries of certain agreements and other instruments. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments have been filed as exhibits to a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a shelf registration process or have been or will be incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.”
Moreover, such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company or the other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
•
should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such agreements and other instruments if those statements prove to be inaccurate;

•
may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement or instrument, which disclosures are not necessarily reflected in the agreement or instrument;

•
may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or instrument or such other date or dates as may be specified in the agreement or instrument and are subject to more recent developments.

Except as otherwise indicated or as context otherwise requires, references in this prospectus supplement to “we,” “us,” “our,” and the “Company” mean American National Group Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole; and references in this prospectus supplement to the “Issuer” mean American National Group Inc. and not any of its subsidiaries.
MARKETING AND INDUSTRY INFORMATION
This prospectus supplement, the accompanying prospectus and the documented incorporated by reference in this prospectus supplement and the accompanying prospectus include, and any applicable free writing prospectus may include, market and industry information. Such information is based on or derived from sources such as independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources.
In addition, market and industry information involves estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the headings “Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and under similar headings in the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. Accordingly, you should not place undue reliance on any of this information.
FORWARD-LOOKING STATEMENTS
All statements, trend analysis and other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
•
results differing from assumptions, estimates, and models;

•
interest rate condition changes;

•
investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;

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option costs increases;

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counterparty credit risks;

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third parties service-provider failures to perform or to comply with legal or regulatory requirements;

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poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;

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information technology and communication systems failures or security breaches;

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credit or financial strength downgrades;

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inability to raise additional capital to support our business and sustain our growth on favorable terms;

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U.S. and global capital market and economic deterioration due to major public health issues, including political or social developments, or otherwise;

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failure to authorize and pay dividends on our preferred stock;

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subsidiaries’ inability to pay dividends or make other payments to us;

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failure at reinsurance, investment management, or third-party capital arrangements;

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failure to prevent excessive risk-taking;

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failure of policies and procedures to protect from operational risks;

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increased litigation, regulatory examinations, and tax audits;

•
changes to laws, regulations, accounting, and benchmarking standards;

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takeover or combination delays or deterrence by laws, corporate governance documents, or change-in-control agreements;

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effects of climate change, or responses to it;

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failure of efforts to meet environmental, social, and governance standards and to enhance sustainability; and

•
the other factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), as updated by the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 (collectively, the “Quarterly Reports”) and any other documents we have filed with the SEC and other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you in connection with this offering.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary may not contain all of the information that may be important to you or that you should consider before investing in the Depositary Shares and the underlying Series D Preferred Stock. For a more complete understanding of our business, you should read this entire prospectus supplement and the accompanying prospectus carefully, particularly the discussion under “Risk Factors” herein, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2023 Annual Report and our Quarterly Reports, which are incorporated by reference herein, and the financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision.
General Corporate Overview
We are a leading insurance organization offering a broad portfolio of insurance products, including annuities, pension risk transfer (“PRT”), individual and group life insurance and property and casualty insurance. Our business is conducted through our subsidiaries in 50 states, the District of Columbia and Puerto Rico under four reporting segments:
•
Annuity — consists of fixed, fixed index, and variable annuity products as well as PRT contracts. Products are primarily sold through independent agents, brokers, and financial institutions, along with multiple-line and career agents;

•
Life — consists of whole, term, universal, indexed and variable life insurance. Products are primarily sold through career, multiple-line, and independent agents as well as direct marketing channels;

•
Property and Casualty — consists of personal, agricultural and targeted commercial coverages and credit-related property insurance. Products are primarily sold through multiple-line and independent agents or managing general agents; and

•
Corporate and Other — consists of net investment income from investments and certain expenses not allocated to the insurance segments and revenues and related expenses from non-insurance operations.

Recent Developments
On October 2, 2024, the Issuer closed its previously announced public offering of $600,000,000 aggregate principal amount of its 5.750% Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes bear interest at a rate of 5.750% per annum, payable semi-annually on April 1 and October 1, to persons who are registered holders of the 2029 Notes on the immediately preceding March 15 and September 15, beginning on April 1, 2025. The Issuer used the net proceeds from the offering of the 2029 Notes to repay a portion of the outstanding indebtedness under its Term Loan Credit Facility (as defined herein).
Effective December 1, 2024, American National Insurance Company (“ANICO”), a wholly owned subsidiary of the Issuer, reinsured £1.08 billion (or approximately $1.4 billion) of pension liabilities assumed by Just Group plc through a bulk annuity transaction with a U.K. pension scheme.
Corporate Information
Our principal executive offices are located at One Moody Plaza, Galveston, Texas 77550. Our telephone number is (888) 221-1234. Our website address is www.americannational.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth in “Incorporation of Certain Documents by Reference.”

The Offering
The following summary highlights information contained elsewhere in this prospectus supplement. Certain of the terms described below are subject to important limitations and exceptions. You should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.
Issuer
American National Group Inc.
Securities Offered
        depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of    % Fixed-Rate Non-Cumulative Preferred Stock, Series D, $25,000 liquidation preference per share (equivalent to $25.00 per Depositary Share) of American National Group Inc. (the “Series D Preferred Stock”), deposited with the Depositary. Each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series D Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
The underwriters have the option to purchase up to an additional        Depositary Shares within 30 days of the date of this prospectus supplement, solely to cover over-allotments, if any. See “Underwriting.”
We may at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of Series D Preferred Stock and the related Depositary Shares either through public or private sales, that would be deemed to form a single series with the shares of Series D Preferred Stock and the related Depositary Shares, respectively, offered hereby; provided that such additional shares are fungible for U.S. federal income tax purposes with the shares of Series D Preferred Stock and the related Depositary Shares offered hereby. We may also authorize additional shares of preferred stock (including other series of preferred stock) and issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock or the related Depositary Shares.
Dividends
Holders of Series D Preferred Stock will be entitled to receive dividend payments only when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends.
Any such dividends will accrue on the stated amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share) from the date of original issue at a fixed rate per annum of    %. Any such dividends will be distributed to holders of the Depositary Shares in the manner described under “Description of the Depositary Shares — Dividends and Other Distributions.”
Dividends on the Series D Preferred Stock will not be cumulative and will not be mandatory. Accordingly, if dividends are not declared on the Series D Preferred Stock for any dividend period, then any dividends for that dividend period shall not accrue and shall not be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for such dividend period on or after the dividend payment date for that dividend period, whether or not dividends on the Series D Preferred Stock are declared for any future dividend period.
A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series D Preferred Stock and will end on, but exclude, the April 15, 2025 dividend payment date (provided that for any share of Series D Preferred Stock issued after the original issue date of the Series D Preferred Stock, the initial dividend period for such shares may commence on and include the original issue date of the Series D Preferred Stock if such shares are issued prior to the first dividend payment date or otherwise will commence on and include the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date preceding the date they are issued (if such shares are not issued on a Dividend Payment Date)).
So long as any Series D Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series D Preferred Stock have been declared and paid, we may not (i) declare or pay a dividend on our common stock or any other shares of our junior stock (as defined herein) or (ii) purchase, redeem or otherwise acquire for consideration any common stock or junior stock, subject to certain exceptions. See “Description of the Series D Preferred Stock — Dividends.”
Payment of dividends on the Series D Preferred Stock is subject to certain legal, regulatory and other restrictions.
Dividend Payment Dates
The 15th day of January, April, July and October of each year, commencing on April 15, 2025, subject to adjustment for business days as provided below. If any dividend payment date is not a business day (as defined herein), then the dividend with respect to such dividend payment date will be paid on the next succeeding business day, without interest or other payment in respect of such delayed payment. “Business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close. See “Description of the Series D Preferred Stock — Dividends.”
Optional Redemption
We may, at our option, redeem the Series D Preferred Stock:
•
in whole or in part, from time to time, on or after the First Call Date, at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date;

•
in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of

Series D Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date; or
•
in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date.

Any such redemption may, at our discretion, be subject to satisfaction of one or more conditions precedent. If we redeem the Series D Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. The Series D Preferred Stock and the related Depositary Shares will not be subject to any sinking fund or other obligation of American National Group Inc. to redeem, repurchase or retire the Series D Preferred Stock. See “Description of the Series D Preferred Stock — Optional Redemption.”
Ranking
The Series D Preferred Stock will rank in right of payment:
•
senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series D Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up);

•
equally with our (i) 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), (ii) 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, our “Outstanding Preferred Stock”) and (iii) each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up, including any Preferred Stock, Series C (the “Series C Preferred Stock”) we may issue in the future; and

•
junior to any class or series of stock ranking senior to the Series D Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up that we may issue with the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series D Preferred Stock, voting separately as a class.

Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series D Preferred Stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of common stock or other junior stock, a liquidating distribution in the amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus any declared but unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Series D Preferred Stock and any parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series D Preferred Stock — Liquidation Rights.”
Voting Rights
Holders of the Series D Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series D Preferred Stock, in the case of certain dividend non-payments and as otherwise required by any non-waivable requirements of applicable law. See “Description of the Series D Preferred Stock — Voting Rights.” Holders of Depositary Shares must act through the Depositary to exercise any voting rights. See “Description of the Depositary Shares — Voting of the Depositary Shares.”
Maturity
The Series D Preferred Stock does not have any maturity date, and we are not required to redeem the Series D Preferred Stock. Accordingly, all shares of the Series D Preferred Stock and, in turn, the Depositary Shares will remain outstanding indefinitely, unless and until we redeem them.
Preemptive Rights
Holders of the Series D Preferred Stock will have no preemptive rights.
U.S. Federal Income Tax Considerations
Dividends paid to individual U.S. holders generally will be taxable at the preferential rates applicable to long-term capital gains, subject to certain conditions and limitations. Dividends paid to corporate U.S. holders generally will be eligible for the dividends received deduction, subject to certain conditions and limitations. Dividends paid to non-U.S. holders generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. See “Certain U.S. Federal Income Tax Considerations.”
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $      million after deducting the underwriting discount and estimated expenses (or $      million assuming the exercise in full by the underwriters of their over-allotment option, and assuming all Depositary Shares sold pursuant to the over-allotment option are sold to retail investors). We intend to use the net proceeds from this offering, together with cash on hand to the extent necessary, to redeem in full certain of our Outstanding Preferred Stock and the related depositary shares in accordance with the terms thereof. See “Use of Proceeds.” This prospectus supplement does not constitute a notice of redemption with respect to any of our Outstanding Preferred Stock or any related depositary shares.
Listing
We intend to apply for listing of the Depositary Shares on the NYSE under the symbol “ANG PRD.” If approved for listing, we expect trading of the Depositary Shares on the NYSE to commence within 30 days after the initial delivery of the Depositary Shares. We do not expect that there will be any separate trading market for the shares of the Series D Preferred Stock except as represented by the Depositary Shares.
Form of the Depositary Shares
The Depositary Shares will be represented by one or more global securities that will be deposited with and registered in the name of

DTC or its nominee. This means that you will not receive a certificate for your Depositary Shares except under limited circumstances described herein.
Transfer Agent and Registrar
Computershare Trust Company, N.A.
Depositary
Computershare Inc. and Computershare Trust Company, N.A.
Risk Factors
You should read carefully the section titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the Depositary Shares and the underlying Series D Preferred Stock.

RISK FACTORS
An investment in the Depositary Shares and the underlying Series D Preferred Stock involves a high degree of risk. In addition to the other information in this prospectus supplement and the accompanying prospectus, prospective investors should carefully consider the following risks together with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by us or on our behalf in connection with the offering, before making an investment in the Depositary Shares and the underlying Series D Preferred Stock. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. If any of the following risks actually occur, our business, financial condition, operating results or growth prospects could be materially adversely affected, which, in turn, could adversely affect the market or trading price of the Depositary Shares. In such a case, you may lose all or part of your original investment. We cannot assure you that any of the events discussed in the risk factors below will not occur. Along with the risks and uncertainties described below, you should carefully consider the risks and uncertainties described in the sections entitled “Forward- Looking Statements” in this prospectus supplement and the accompanying prospectus and in Item 1A under the heading “Risk Factors” in our 2023 Annual Report and our Quarterly Reports, which are incorporated by reference in this prospectus supplement. For purposes of this section of this prospectus supplement, references to “we,” “our” and “us” refer only to American National Group Inc. and not to any of its subsidiaries.
Risks Relating to the Depositary Shares and the Series D Preferred Stock
General market conditions and unpredictable factors could adversely affect market prices for the Depositary Shares.
The market prices for the Depositary Shares may fluctuate. Several factors, many of which are beyond our control, will influence the market value of the Depositary Shares. Factors that may influence the market value of the Depositary Shares include:
•
whether dividends have been declared and are likely to be declared on the Series D Preferred Stock from time to time;

•
our operating performance, financial condition and prospects, and the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness and our credit ratings with major credit rating agencies, including with respect to the Series D Preferred Stock or the Depositary Shares;

•
the market for similar securities;

•
the number of holders;

•
prevailing interest rates;

•
additional issuances by us of other classes of preferred stock or other securities; and

•
economic, financial, geopolitical, regulatory or judicial events that affect us or our industry or the financial markets generally.

The price of the Depositary Shares may be adversely affected by unfavorable changes in these or other factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Depositary Shares. Accordingly, if you purchase Depositary Shares, whether in this offering or in the secondary market, the Depositary Shares may trade below the price that you paid for them.
The shares of Series D Preferred Stock are equity and are subordinate to our existing and future indebtedness.
The shares of Series D Preferred Stock are equity interests in us and do not constitute indebtedness. As such, the Series D Preferred Stock will rank junior to all indebtedness and other non-equity claims on us (including intercompany and related party indebtedness and other claims) with respect to assets available to satisfy claims on us, including in a bankruptcy, liquidation or dissolution of us. As of September 30, 2024, our total indebtedness was approximately $2,960 million (excluding intercompany indebtedness). See “Summary — Recent Developments” and “Consolidated Capitalization of the Company.” We from time to time issue intercompany indebtedness to our subsidiaries, which does not constitute consolidated indebtedness under generally accepted accounting principles. The amount of our intercompany indebtedness will vary from time to time and could be substantial at any time. In addition, our existing and future indebtedness may restrict payments of dividends on the Series D Preferred Stock.
Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series D Preferred Stock (1) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board) and (2) dividends and any redemption price, if applicable, may be paid by us, as a corporation, only out of lawfully available funds. Further, the Series D Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to under “Description of the Series D Preferred Stock — Voting Rights” below.
The Depositary Shares are fractional interests in the shares of the Series D Preferred Stock.
We are issuing fractional interests in shares of the Series D Preferred Stock in the form of Depositary Shares. Accordingly, the Depositary will rely on the payments it receives on the Series D Preferred Stock to fund all payments on the Depositary Shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.
Your economic interests in the underlying Series D Preferred Stock represented by the Depositary Shares could be adversely affected by the issuance of additional preferred shares, including additional shares of Series D Preferred Stock, and by other transactions.
The issuance of additional preferred shares on parity with or senior to the Series D Preferred Stock would adversely affect the economic interests of the holders of the Series D Preferred Stock and the Depositary Shares, and any issuance of preferred shares senior to the Series D Preferred Stock or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series D Preferred Stock in the event of our liquidation, dissolution or winding-up. We may at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock, issue additional shares of Series D Preferred Stock and the related Depositary Shares either through public or private sales. We may also authorize additional shares of preferred stock (including other series of preferred stock) and issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock or the related Depositary Shares.
Holders may not receive dividends on the Series D Preferred Stock.
Dividends on the Series D Preferred Stock are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series D Preferred Stock and, in turn, the Depositary Shares would not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will not be payable. We will have no obligation to pay dividends for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series D Preferred Stock or any other preferred stock we may issue.
In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including, to the extent we become subject to regulation by a “capital regulator,” any applicable capital adequacy guidelines), we may not declare, pay or set aside for payment dividends on the Series D Preferred Stock. As a result, if payment of dividends on the Series D Preferred Stock for any dividend period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period.
We may redeem the Series D Preferred Stock on or after the First Call Date and at any time (including before such date) in the event of a rating agency event or regulatory capital event.
We may, at our option, redeem the Series D Preferred Stock (a) in whole or in part, from time to time, on or after the First Call Date, at a redemption price equal to $25,000 per share of Series D Preferred Stock

(equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date, (b) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series D Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date and (c) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, such redemption date. See “Description of the Series D Preferred Stock — Optional Redemption.” If we redeem the Series D Preferred Stock, the Depositary will redeem a proportionate number of Depositary Shares. Neither you, as a holder of Depositary Shares, nor the Depositary will have the right to require the redemption or repurchase of the Series D Preferred Stock or the Depositary Shares.
Any decision we may make at any time to redeem the Series D Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Events that would constitute a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the Series D Preferred Stock being redeemed earlier than would otherwise be the case. If we choose to redeem the Series D Preferred Stock, you may not be able to reinvest the redemption proceeds in a comparable security at an effective dividend rate or interest as high as the dividend payable on the Series D Preferred Stock.
Investors should not expect us to redeem the Series D Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Series D Preferred Stock is a perpetual equity security. This means that the Series D Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors, including the holders of the Depositary Shares offered by this prospectus supplement. The Series D Preferred Stock may be redeemed by us at our option (a) in whole or in part, from time to time, on or after the First Call Date, (b) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “rating agency event” and (c) in whole but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “regulatory capital event”.
If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series D Preferred Stock.
When dividends are not paid in full on the shares of Series D Preferred Stock or any shares of parity stock, including our Outstanding Preferred Stock, for a dividend period, all dividends declared with respect to shares of Series D Preferred Stock and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends declared bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of Series D Preferred Stock for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Series D Preferred Stock and, in turn, the Depositary Shares.
As a holding company, we depend on the ability of our subsidiaries to pay dividends, which, if restricted, could materially affect our ability to pay dividends on the Series D Preferred Stock.
We are a holding company and have no direct operations and no significant assets other than the stock of our subsidiaries. All of our business operations are conducted through our subsidiaries. Our ability to pay corporate operating expenses and meet any other obligations depends upon the funds legally available for distribution, including dividends, from our subsidiaries. The ability of our subsidiaries to pay dividends or other distributions to us in the future will depend on their earnings, tax considerations, covenants contained in any financing or other agreements, applicable regulatory restrictions and financial strength, liquidity and capital requirements, among other factors. In addition, such payments may be limited as a result of claims against our subsidiaries by their creditors, including suppliers, vendors, lessors and employees. The ability of our insurance subsidiaries to pay dividends or distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, as discussed below under “— The ability of our insurance subsidiaries to pay dividends and other distributions is limited by applicable state insurance law or Bermuda law.” In addition, we may elect to contribute additional capital to certain insurance subsidiaries to strengthen their surplus for covenant compliance or regulatory purposes (including, for example, maintaining adequate risk-based capital (“RBC”) levels) or to provide the capital necessary for growth, in which case it is less likely that our insurance subsidiaries would pay us dividends.
If the dividends and interest payments we receive from our subsidiaries are insufficient to fund our holding company obligations, we may be required to raise cash by incurring debt, the issuance of other securities or the sale of assets. Our ability to access funds through such methods is subject to prevailing market conditions and there can be no assurance that we will be able to do so.
To the extent we become reliant on subsidiary dividends, the inability (due to restrictions or otherwise) of our subsidiaries to pay dividends in an amount sufficient to enable us to fund our holding company obligations could have a material adverse effect on our operations and would limit our ability to pay dividends on the Series D Preferred Stock and satisfy other financial obligations.
The ability of our insurance subsidiaries to pay dividends and other distributions is limited by applicable state insurance law or Bermuda law.
Our insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to us. The states in which our U.S. insurance subsidiaries are domiciled (collectively, the “U.S. Domiciliary States”) impose certain restrictions on their ability to pay dividends to us. These restrictions are based in part on each subsidiary’s prior year statutory income and surplus. Such restrictions, or any future restrictions adopted by the U.S. Domiciliary States, could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by them without affirmative approval of state departments of insurance. The insurance laws and regulations of the U.S. Domiciliary States also require that each U.S. insurance subsidiary’s surplus as regards policyholders following any dividend be reasonable in relation to such U.S. insurance subsidiary’s outstanding liabilities and adequate to meet its financial needs.
Our Bermuda insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to us. Bermuda law, including the Bermuda Insurance Act 1978, as amended, and the rules and regulations promulgated thereunder (collectively, the “Bermuda Insurance Act”) and the Bermuda Companies Act 1981, as amended (the “Companies Act”), impose restrictions on each of our Bermuda insurance subsidiaries’ ability to pay dividends to us based on solvency margins and surplus and capital requirements. These restrictions, and any other future restrictions adopted by the Bermuda Monetary Authority (the “BMA”), could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to us by our Bermuda insurance subsidiaries without affirmative approval of the BMA.
We could face additional restrictions in the future in any jurisdictions in which we operate. Moreover, the amount of surplus that our insurance subsidiaries can pay as dividends is constrained by the amount of surplus they must hold to maintain their minimum statutory capitalization levels. The ability of our insurance subsidiaries to pay dividends or make other distributions is also limited by our need to maintain the financial strength ratings assigned to such subsidiaries by the rating agencies as well as other financial ratings used by our distribution partners. These ratings depend to a large extent on the capitalization of such insurance subsidiaries.
To the extent we become reliant on insurance subsidiary dividends, the inability (due to restrictions or otherwise) of our insurance subsidiaries to pay dividends in an amount sufficient to enable us to fund our holding company obligations could have a material adverse effect on our operations and would limit our ability to pay dividends on the Series D Preferred Stock and satisfy other financial obligations.

The Series D Preferred Stock and Depositary Shares may not have an active trading market.
The Series D Preferred Stock and the related Depositary Shares are a new issue of securities for which there are currently no established trading markets. Although we plan to apply to have the Depositary Shares listed on the NYSE, there is no guarantee that we will be able to list the Depositary Shares. If approved for listing, we expect trading of the Depositary Shares on the NYSE to commence within 30 days after the initial delivery of the Depositary Shares. Even if the Depositary Shares are listed, an active after-market for the Depositary Shares may not develop or be sustained and holders of the Depositary Shares may not be able to sell their Depositary Shares at favorable prices or at all. Although some or all of the underwriters have indicated to us that they intend to make a market in the Depositary Shares, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Depositary Shares. We do not expect that there will be any separate public trading market for the shares of Series D Preferred Stock except as represented by the Depositary Shares.
The voting rights of holders of the Series D Preferred Stock and, in turn, the Depositary Shares will be limited.
Holders of the Series D Preferred Stock and, in turn, the Depositary Shares have no voting rights with respect to matters that generally require the approval of voting stockholders. The limited voting rights of holders of the Series D Preferred Stock include the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Series D Preferred Stock, as described under “Description of the Series D Preferred Stock — Voting Rights.” In addition, if dividends on the Series D Preferred Stock have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series D Preferred Stock and, in turn, the Depositary Shares, together as a single class with holders of any and all other series of our preferred stock ranking equally with the Series D Preferred Stock with similar voting rights, will be entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Series D Preferred Stock — Voting Rights” and “Description of the Depositary Shares — Voting of the Depositary Shares.” Holders of the Depositary Shares must act through the Depositary to exercise any voting rights in respect of the Series D Preferred Stock. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series D Preferred Stock. While the Depositary will vote the maximum number of whole shares of the Series D Preferred Stock in accordance with the instructions it receives (provided that the Depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Series D Preferred Stock to be voted), any remaining votes of holders of the Depositary Shares will not be voted.
A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the Series D Preferred Stock, could cause the liquidity or trading price of the Series D Preferred Stock to decline significantly.
Real or anticipated changes in the credit ratings assigned to the Depositary Shares, the Series D Preferred Stock or our credit ratings generally could affect the trading price of the Depositary Shares. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Depositary Shares and the Series D Preferred Stock, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the Depositary Shares and the Series D Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Depositary Shares to decline significantly.
The rating agencies that currently or may in the future publish a rating for us, the Depositary Shares or the Series D Preferred Stock may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the Depositary Shares or the Series D Preferred Stock. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Depositary Shares or the Series D Preferred Stock, which is sometimes called “notching.” If the rating agencies change their practices for rating these securities in the future, and the ratings of the Depositary Shares or the Series D Preferred Stock are subsequently lowered or “notched” further, the trading price of the Depositary Shares could be negatively affected.
There may be future sales of preferred shares or depositary shares, which may adversely affect the market price of the Depositary Shares.
We are not restricted from issuing additional Series D Preferred Stock and the related Depositary Shares or securities similar to the Series D Preferred Stock or the Depositary Shares without notice to or the consent of holders of the Series D Preferred Stock or the related Depositary Shares, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Series D Preferred Stock or Depositary Shares or securities that constitute shares of parity stock. Holders of the Series D Preferred Stock or the Depositary Shares have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of the Depositary Shares could decline as a result of sales of Series D Preferred Stock or Depositary Shares or of other securities made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, holders of the Depositary Shares bear the risk of future offerings by us reducing the market price of the Depositary Shares and diluting their indirect holdings in the Series D Preferred Stock.
Holders of the Depositary Shares may not be entitled to the dividends-received deduction.
Distributions paid to corporate U.S. holders of the Depositary Shares may be eligible for the dividends-received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.” Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series D Preferred Stock (and the related Depositary Shares) to qualify as dividends for U.S. federal income tax purposes. See “— Certain U.S. Federal Income Tax Considerations” for additional information regarding certain U.S. federal income tax considerations related to the ownership and disposition of our Series D Preferred Stock (and related Depositary Shares). If any distributions on the Series D Preferred Stock (and the related Depositary Shares) with respect to any fiscal year are not eligible for the dividends-received deduction because of insufficient current or accumulated earnings and profits, the market value of the Depositary Shares may decline.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $      million after deducting the underwriting discount and estimated expenses (or $      million assuming the exercise in full by the underwriters of their over-allotment option, and assuming all Depositary Shares sold pursuant to the over-allotment option are sold to retail investors).
We intend to use the net proceeds from this offering, together with cash on hand to the extent necessary, to redeem in full certain of our Outstanding Preferred Stock and the related depositary shares in accordance with the terms thereof.
As of January 2, 2025, $400,000,000 aggregate liquidation preference of our Series A Preferred Stock and $300,000,000 aggregate liquidation preference of our Series B Preferred Stock were issued and outstanding. We may, at our option, redeem, in whole or in part, the Series A Preferred Stock on or after December 1, 2024 and the Series B Preferred Stock on or after September 1, 2025, at a redemption price equal to the stated amount of $25,000 per share of the applicable preferred stock, plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the applicable redemption date.
This prospectus supplement does not constitute a notice of redemption with respect to any of our Outstanding Preferred Stock or any related depositary shares.
One or more of the underwriters or their affiliates may be holders of our depositary shares representing an interest in one or more series of our Outstanding Preferred Stock and, in such case, would receive a portion of the net proceeds from this offering.

CONSOLIDATED CAPITALIZATION OF THE COMPANY
We are providing the following information to assist you in analyzing the financial aspects of the offering. The information contained in the following table is qualified in its entirety by our financial statements and other information incorporated by reference herein. We urge you to read all the information contained in the following table together with the other information included and incorporated by reference herein, including our historical financial statements and related notes incorporated by reference in this prospectus supplement.
The following table sets forth our cash and cash equivalents and consolidated capitalization as of September 30, 2024:
•
on an actual basis; and

•
on an as adjusted basis after giving effect to (i) the issuance and sale of the Depositary Shares (assuming no exercise of the underwriters’ over-allotment option) and the application of the net proceeds therefrom as described in “Use of Proceeds” and (ii) our previously completed offering of $600 million of the 2029 Notes, which were issued on October 2, 2024, and the application of the net proceeds therefrom to repay a portion of the outstanding indebtedness under our Term Loan Credit Facility.

	As of September 30, 2024
	Actual(1)	As adjusted(1)(2)
	(unaudited, in millions)
Cash and Cash Equivalents	$13,873	$
Long-Term Obligations:
Term Loan A due 2027(3)(4)	1,897
5.000% Senior Notes due 2027(4)	483
5.750% Senior Notes due 2029(4)	—
6.144% Senior Notes due 2032(4)	496
Subordinated Debentures due 2047(4)(5)	84
Total Debt(5)	$2,960	$
Equity:
Preferred Stock, Series A	389
Preferred Stock, Series B	296
Preferred Stock, Series D	—
Additional Paid-In Capital	6,942
Accumulated Other Comprehensive Income (Loss)	1,481
Retained earnings	709
Total American National Group Inc. Stockholders’ Equity	9,817
Non-controlling interests	165
Total Stockholders’ Equity	$9,982	$
Total Capitalization	$12,942	$

(1)
“Actual” and “As adjusted” columns do not reflect the impact of the previously declared cash dividend of $371.8750000 per share of Series A Preferred Stock and $414.0625000 per share of Series B Preferred Stock, in each case, payable on December 1, 2024 to shareholders of record of Series A Preferred Stock or Series B Preferred Stock, as applicable, as of November 16, 2024.

(2)
The net proceeds from this offering were calculated using the gross proceeds from this offering, net of the estimated underwriting discount and estimated offering expenses payable by us.

(3)
The Issuer is party to a Term Loan Agreement, dated as of May 7, 2024, with the banks from time to time party thereto and Bank of Montreal, as administrative agent (the “Credit Agreement”). The Credit

Agreement provides for a senior unsecured term loan A facility (the “Term Loan Credit Facility”). Subject to customary conditions specified in the Credit Agreement, including pro forma compliance with a Debt to Capitalization Ratio (as defined in the Credit Agreement) of no greater than 0.35:1.00, the Issuer may obtain additional term loan commitments and incur incremental term loans under the Credit Agreement. As of January 2, 2025, the Issuer had outstanding borrowings of $1,300 million under the Term Loan Credit Facility and had no commitment in respect of any such incremental loans or commitments.
(4)
Represents the aggregate principal amount outstanding thereof, presented net of unamortized premiums, unamortized discounts and debt issuance costs.

(5)
American Equity Capital Trust II, the Issuer’s wholly-owned subsidiary trust (which is not consolidated) (the “trust”), has issued fixed rate and floating rate trust preferred securities and has used the proceeds from these offerings to purchase subordinated debentures from the Issuer. The Issuer also issued subordinated debentures to the trust in exchange for all of the common securities of the trust. The sole assets of the trust are the subordinated debentures and any interest accrued thereon. The interest rate on the subordinated debentures at September 30, 2024 is 5%. The interest payment dates on the subordinated debentures correspond to the distribution dates on the trust preferred securities issued by the trust. The trust preferred securities and the subordinated debentures mature simultaneously on June 1, 2047.

DESCRIPTION OF THE SERIES D PREFERRED STOCK
The Depositary will be the sole holder of the    % Fixed-Rate Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock”), as described under “Description of the Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series D Preferred Stock shall mean the Depositary. However, holders of the Depositary Shares will be entitled through the Depositary to exercise the rights and preferences of the Series D Preferred Stock, as described under “Description of the Depositary Shares.”
The following is a description of the material terms of the Series D Preferred Stock. The following summary of the terms and provisions of the Series D Preferred Stock does not purport to be complete, and is qualified in its entirety by reference to the pertinent sections of our certificate of incorporation, as amended to date (which we refer to herein as the Certificate of Incorporation), and Bylaws that were filed as exhibits or incorporated by reference to the registration statement of which the accompanying prospectus is a part, the Certificate of Amendment (including the attached Certificate of Designations) creating the Series D Preferred Stock (the “Series D Preferred Stock Certificate of Designations”), which will be included as an exhibit to documents that we file with the SEC, and the applicable provisions of the Delaware General Corporation Law. For purposes of this section of this prospectus supplement, references to “we,” “our” and “us” refer only to American National Group Inc. and not to any of its subsidiaries.
General
Our authorized capital stock includes 1,909,500 shares of preferred stock. As of January 2, 2025, there were outstanding 16,000 shares of our Series A Preferred Stock, 12,000 shares of our Series B Preferred Stock and zero shares of our Series C Preferred Stock. See “Use of Proceeds.” Our board of directors (the “Board”) (or a duly authorized committee of the board) is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, cause the issuance of shares of preferred stock, including the Series D Preferred Stock.
The Series D Preferred Stock represents a single series of our authorized preferred stock. We are offering           Depositary Shares representing           shares of Series D Preferred Stock (or           Depositary Shares representing           shares of Series D Preferred Stock, assuming the exercise in full by the underwriters of their over-allotment option). The “stated amount” per share of Series D Preferred Stock is $25,000. The Series D Preferred Stock will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds with respect to such shares of Series D Preferred Stock. Holders of the Series D Preferred Stock will not have preemptive or subscription rights to acquire more stock of us.
The Series D Preferred Stock will not be convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of us. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series D Preferred Stock.
We may at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock or related Depositary Shares, issue additional shares of Series D Preferred Stock and the related Depositary Shares either through public or private sales that would be deemed to form a single series with the Series D Preferred Stock and the related Depositary Shares, respectively, offered hereby; provided that such additional shares of Series D Preferred Stock and the related Depositary Shares are fungible for U.S. federal income tax purposes with the Series D Preferred Stock and the related Depositary Shares, respectively, offered hereby. We may also authorize additional shares of preferred stock (including other series of preferred stock) and issue additional shares of other series of preferred stock at any time and from time to time, without notice to or the consent of holders of the Series D Preferred Stock or the related Depositary Shares. Any additional preferred stock may be issued from time to time in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board may determine at the time of issuance.

Ranking
With respect to the distribution of assets upon our liquidation, dissolution or winding-up, the Series D Preferred Stock will rank in right of payment:
•
senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series D Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up);

•
equally with the Series A Preferred Stock, Series B Preferred Stock and each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up, including any Series C Preferred Stock we may issue in the future; and

•
junior to any class or series of stock ranking senior to the Series D Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up that we may issue with the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series D Preferred Stock, voting separately as a class.

In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (e.g., after taking account of all existing and future indebtedness and other non-equity claims).
Dividends
Dividends on the Series D Preferred Stock will not be mandatory. Holders of Series D Preferred Stock will be entitled to receive, when, as and if declared by our Board (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, quarterly in arrears on the 15th day of January, April, July and October of each year, commencing on April 15, 2025, non-cumulative cash dividends that accrue from the date of original issue at a fixed rate per annum of    % on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share).
If we issue additional shares of Series D Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date if such shares are issued prior to the first dividend payment date. Dividends on Series D Preferred Stock issued after the first dividend payment date will accrue from either the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date preceding the date such shares are issued (if such shares are not issued on a dividend payment date).
When payable, dividends will be payable to holders of record of the Series D Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day (as defined below).
Dividends payable on the Series D Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
A “business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.
A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Series D Preferred Stock and will end on, but exclude, the April 15, 2025 dividend payment date (provided that for any share of Series D Preferred Stock issued after the original issue date of the Series D Preferred Stock, the initial dividend period for such shares may commence on and include the original issue date of the Series D Preferred Stock if such shares are issued prior to the first dividend payment date or otherwise will commence on and include the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date preceding the date they are issued (if such shares are not issued on a Dividend Payment Date)).
Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D Preferred Stock as specified in this “Dividends” section.
Dividends on the Series D Preferred Stock will not be cumulative. Accordingly, if our Board (or a duly authorized committee of the board) does not declare a dividend on the Series D Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series D Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared. References to the “accrual” of dividends in this prospectus supplement refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.
So long as any Series D Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series D Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:
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no dividend shall be paid or declared on our common stock or any other shares of our junior stock or parity stock (except, in the case of parity stock, on a pro rata basis with the Series D Preferred Stock as described below), other than:

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any dividend paid on junior stock or parity stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock or (solely in the case of parity stock) other parity stock, or

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any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan, and

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no common stock or other junior stock or parity stock (except, in the case parity stock, on a pro rata basis with the Series D Preferred Stock as described below), shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

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as a result of a reclassification of junior stock for or into other junior stock or a reclassification of parity stock for or into other parity stock, as applicable,

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the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock or the exchange, redemption or conversion of one share of parity stock for or into another share of parity stock, as applicable,

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purchases, redemptions or other acquisitions of shares of junior stock or parity stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

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the purchase of fractional interests in shares of junior stock or parity stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

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through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or

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in the case of parity stock, pro rata purchases, offers or other acquisitions for consideration by us to purchase all, or a pro rata portion of, the Series D Preferred Stock and such parity stock.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of our stock that ranks junior to the Series D Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) upon the Series D Preferred Stock and any shares of parity stock, all dividends declared on the Series D Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series D Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series D Preferred Stock, on a dividend payment date falling within the related dividend period for the Series D Preferred Stock) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series D Preferred Stock or any shares of parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, our Board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series D Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series D Preferred Stock.
As used in this prospectus supplement, “parity stock” means the Series A Preferred Stock, Series B Preferred Stock and any other class or series of our stock that ranks equally with the Series D Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including any Series C Preferred Stock we may issue in the future.
Subject to the foregoing, dividends (payable in cash, stock or otherwise, as may be determined by our Board or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series D Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series D Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series D Preferred Stock and any parity stock will be entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and any required distributions to holders of stock, if any, that ranks senior to the Series D Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share) plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series D Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series D Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series D Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock or parity stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series D Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, the merger or consolidation of us with any other entity, including a merger or consolidation in which the holders of the Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.
Optional Redemption
The Series D Preferred Stock is perpetual and has no maturity date. The Series D Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.
We may redeem the Series D Preferred Stock at our option:
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in whole or in part, from time to time, on or after January 15, 2030 (the “First Call Date”), at a redemption price equal to the stated amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date;

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in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series D Preferred Stock (102% of the stated amount of $25,000 per share) (equivalent to $25.50 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date; or

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in whole, but not in part, at any time prior to the First Call Date, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to the stated amount of $25,000 per share of Series D Preferred Stock (equivalent to $25.00 per Depositary Share), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.
Holders of the Series D Preferred Stock will have no right to require the redemption or repurchase of the Series D Preferred Stock.
A “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series D Preferred Stock, which amendment, clarification or change results in:

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the shortening of the length of time the Series D Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series D Preferred Stock; or

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the lowering of the equity credit (including up to a lesser amount) assigned to the Series D Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series D Preferred Stock.

A “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series D Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
The redemption price for any shares of Series D Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
If the Series D Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the Series D Preferred Stock to be redeemed, mailed at their respective last addresses appearing on the books of the Company. Such mailing shall be not less than 30 days nor (except as otherwise provided herein) more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D Preferred Stock. Notwithstanding the foregoing, if the Series D Preferred Stock is held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series D Preferred Stock at such time and in any manner permitted by such facility.
Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series D Preferred Stock to be redeemed and, if less than all the shares of Series D Preferred Stock held by such holder are to be redeemed, the number of shares of such Series D Preferred Stock to be redeemed (if determinable at the time of such notice) from such holder;

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the redemption price;

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if shares of Series D Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series D Preferred Stock for payment of the redemption price;

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that dividends will not accrue for any period beginning on or after the redemption date; and

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if such redemption is subject to the satisfaction of one or more conditions precedent, that such redemption is subject to one or more conditions precedent and that the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date (or by the redemption date so delayed), or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied.

If notice of redemption has been duly given and if on, or before, the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, (i) dividends will not accrue on all shares so called for redemption for any period beginning on or after the redemption date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
In case of any redemption of only part of the Series D Preferred Stock at the time outstanding, the Series D Preferred Stock to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, we shall have full power and authority to prescribe the terms and conditions upon which shares of Series D Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
Any redemption of the Series D Preferred Stock may, at our discretion, be subject to satisfaction of one or more conditions precedent, including completion or occurrence of any related transaction or event and, in such case, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was provided) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date (or by the redemption date so delayed), or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied.
There are no restrictions on our redemption of the Series D Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
Voting Rights
Except as expressly provided below, the holders of the Series D Preferred Stock will have no voting rights.
Right to Elect Two Directors on Nonpayment of Dividends.   Whenever dividends on any shares of Series D Preferred Stock shall have not been declared and paid for six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares of Series D Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our Board shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series D Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.
As used in this prospectus supplement, “voting preferred stock” means, with regard to any matter as to which the holders of Series D Preferred Stock are entitled to vote, any other class or series of our preferred stock ranking equally with the Series D Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable with respect to such matter. Whether a plurality, majority or other portion of the Series D Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series D Preferred Stock and voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series D Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series D Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series D Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series D Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Other Voting Rights.   So long as any shares of Series D Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series D Preferred Stock, voting separately as a class, will be required to:
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amend the provisions of our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our Certificate of Incorporation or Bylaws so as to adversely affect the voting powers, preferences, privileges or special rights of the Series D Preferred Stock, provided, however, that any increase in the amount of the authorized or issued Series D Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other class or series of stock ranking equally with or junior to the Series D Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up, will not be deemed to adversely affect the voting powers, preferences, privileges or special rights of the Series D Preferred Stock (and, for the avoidance of doubt, will not require any vote of or notice to holders of the Series D Preferred Stock); or

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consummate (i) a binding share exchange or reclassification involving the Series D Preferred Stock, (ii) a merger or consolidation of the Company with another entity (whether or not a corporation) or (iii) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (a) the shares of Series D Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) the shares of Series D Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series D Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above entitling the holders of shares of the Series D Preferred Stock to vote as a separate class would materially and adversely affect one or more but not all series of voting preferred stock, then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of voting preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance described above entitling the holders of shares of the Series D Preferred Stock to vote as a separate class, there shall be required a two-thirds approval of each series of voting preferred stock that will have a diminished status.
In addition, holders of the Series D Preferred Stock will have any voting rights otherwise required by any mandatory, non-waivable requirements of applicable law, but will be deemed to have waived any voting rights they may otherwise have to the extent not mandatory or otherwise waivable under applicable law.
To the fullest extent permitted by law, without the consent of the holders of the Series D Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series D Preferred Stock, we may supplement any terms of the Series D Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series D Preferred Stock Certificate of Designations that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series D Preferred Stock that is not inconsistent with the provisions of the Series D Preferred Stock Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series D Preferred Stock have been redeemed or called for redemption on proper notice (and any conditions to such redemption have been satisfied or waived by us) and sufficient funds have been set aside by us for the benefit of the holders of the Series D Preferred Stock to effect the redemption, unless in the case of a vote or consent required to authorize stock ranking senior to the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, if all outstanding shares of Series D Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Procedures for Voting and Consents.   The rules and procedures for calling and conducting any meeting of the holders of Series D Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules our Board (or a duly authorized committee of our Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series D Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion, as applicable, of the Series D Preferred Stock and any other voting preferred stock, as applicable, has been voted in favor of any matter shall be determined by the Company by reference to the respective stated amounts of the shares of the Series D Preferred Stock and other voting preferred stock, as applicable, voted or covered by the consent.
No Preemptive Rights
No share of Series D Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Transfer Agent and Registrar
Computershare Trust Company, N.A. will be the transfer agent and registrar for the Series D Preferred Stock as of the original issue date. We may terminate such appointment and may appoint a successor transfer agent and registrar at any time and from time to time. The transfer agent and/or registrar may be a person or entity affiliated with us.

DESCRIPTION OF THE DEPOSITARY SHARES
In this prospectus supplement, references to “holders” of the Depositary Shares mean those who own the Depositary Shares registered in their own names, on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in the Depositary Shares registered in street name or issued in book-entry form through DTC.
This prospectus supplement summarizes specific terms and provisions of the Depositary Shares relating to our Series D Preferred Stock. As described above under “Description of the Series D Preferred Stock,” we are issuing fractional interests in shares of the preferred stock in the form of the Depositary Shares. Each Depositary Share will represent a 1/1,000th interest in a share of the Series D Preferred Stock and will be evidenced by a depositary receipt. The shares of the Series D Preferred Stock represented by the Depositary Shares will be deposited under a deposit agreement (the “Deposit Agreement”) among us, Computershare Inc. and Computershare Trust Company, N.A, acting jointly, as the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of Depositary Shares will be entitled, through the Depositary, in proportion to the applicable fraction of a share of the Series D Preferred Stock represented by such Depositary Shares, to all the rights and preferences of the Series D Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
Immediately following issuance of the Series D Preferred Stock, we will deposit the Series D Preferred Stock with the Depositary, which will then issue the Depositary Shares to the underwriters. The Deposit Agreement and the form of depositary receipts will be included as exhibits to a current report on Form 8-K to be filed with the SEC. For purposes of this section of this prospectus supplement, references to “we, “ “our” and “us” refer only to American National Group Inc. and not to any of its subsidiaries.
Dividends and Other Distributions
Each dividend on a Depositary Share will be in an amount equal to 1/1,000th of the dividend declared on each share of Series D Preferred Stock.
The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series D Preferred Stock to the record holders of the Depositary Shares relating to the underlying Series D Preferred Stock in proportion to the number of the Depositary Shares held by the holders. The Depositary will distribute any property received by it other than cash to the record holders of the Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares in proportion to the number of the Depositary Shares they hold.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series D Preferred Stock.
The amounts distributed to holders of the Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges.
Withdrawal of Preferred Stock
Unless the Depositary Shares have been previously called for redemption, a holder of Depositary Shares may surrender his or her depositary receipts at the principal office of the Depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of Series D Preferred Stock and any money or other property represented by such holder’s depositary receipts. A holder of Depositary Shares who exchanges such depositary receipts for shares of Series D Preferred Stock will be entitled to receive whole shares of Series D Preferred Stock on the basis set forth herein; partial shares of Series D Preferred Stock will not be issued.
However, holders of whole shares of Series D Preferred Stock will not be entitled to deposit those shares under the Deposit Agreement or to receive Depositary Shares for those shares after the withdrawal.

If the Depositary Shares surrendered by the holder in connection with the withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Series D Preferred Stock to be withdrawn, the Depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of Depositary Shares.
Redemption of the Depositary Shares
If we redeem the Series D Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series D Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/1,000th of the redemption price per share payable with respect to the Series D Preferred Stock (equivalent to $25.00 per Depositary Share or, in the case of a redemption following a rating agency event occurring prior to the First Call Date, $25.50 per Depositary Share), plus any dividends payable thereon upon redemption as described under “Description of the Series D Preferred Stock — Optional Redemption.” Whenever we redeem shares of the Series D Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of the Depositary Shares representing shares of the Series D Preferred Stock so redeemed.
The redemption of the Series D Preferred Stock and the simultaneous redemption of the number of Depositary Shares representing the Series D Preferred Stock may, at our discretion, be subject to satisfaction of one or more conditions precedent, including completion or occurrence of any related transaction or event and, in such case, the redemption date may be delayed until such time (including more than 90 days after the date the notice of redemption was provided to the Depositary or 60 days after the date the notice of redemption was provided to the record holders of the depositary receipts evidencing the Depositary Shares to be so redeemed) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date (or by the redemption date so delayed), or such notice may be rescinded at any time in our discretion if in our good faith judgment any or all of such conditions will not be satisfied.
In case of any redemption of less than all of the outstanding Depositary Shares, the Depositary Shares to be redeemed will be selected by us pro rata or by lot. In any such case, we will redeem the Depositary Shares only in increments of 1,000 shares and any integral multiple thereof.
The Depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the Depositary Shares not less than 30 and (except as otherwise provided herein) not more than 60 days prior to the date fixed for redemption of the Series D Preferred Stock and the Depositary Shares.
Voting of the Depositary Shares
When the Depositary receives notice of any meeting at which the holders of the Series D Preferred Stock are entitled to vote as described above in “Description of the Series D Preferred Stock — Voting Rights,” the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series D Preferred Stock. Each record holder of Depositary Shares on the record date, which will be the same date as the record date for the Series D Preferred Stock, may instruct the Depositary to vote the amount of the Series D Preferred Stock represented by the holder’s Depositary Shares. Although each Depositary Share is entitled to 1/1,000th of a vote, the Depositary can only vote whole shares of Series D Preferred Stock. To the extent possible, the Depositary will vote or cause to be voted with respect to the applicable matters on which shares of the Series D Preferred Stock are entitled to vote, the amount of the Series D Preferred Stock represented by the Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote such shares of the Series D Preferred Stock or cause such shares of the Series D Preferred Stock to be voted with respect to the applicable matters on which such shares of the Series D Preferred Stock are entitled to vote. If the Depositary does not receive specific instructions from the holders of any Depositary Shares, it will not vote the amount of the Series D Preferred Stock represented by such Depositary Shares.

Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended by agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts evidencing the Depositary Shares will not be effective unless such amendment has been approved by the record holders of depositary receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated if all outstanding Depositary Shares have been redeemed or if there has been made a final distribution in respect of the Series D Preferred Stock in connection with our liquidation, dissolution or winding-up and such distribution has been made to the holders of depositary receipts evidencing the Depositary Shares.
Fees, Charges and Expenses of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the Depositary in connection with the initial deposit of the Series D Preferred Stock. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The Depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of shares of Series D Preferred Stock represented by the Depositary Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to such depositary receipt are paid by the holder.
Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to us 30 days’ written notice of its election to do so, and we may at any time remove the Depositary by delivering the Depositary 30 days’ written notice, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment, but in no event later than 30 days after delivery of such notice. The successor depositary must be appointed within 30 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million; provided that we will use commercially reasonable efforts to ensure that there is, at all relevant times when the Series D Preferred Stock is outstanding, a person or entity appointed and serving as the Depositary. If a successor is not appointed within 30 days, any record holders of depositary receipts or the outgoing depositary may petition a court to appoint a successor.
Miscellaneous
The Depositary will forward to the holders of Depositary Shares all of our reports and communications which are delivered to the Depositary and which we are required to furnish to the holders of depositary receipts evidencing the Depositary Shares.
Neither we nor the Depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All the Depositary’s obligations under the Deposit Agreement are limited to performance in good faith of its duties set forth in the Deposit Agreement, and the Depositary shall not have any duty in the case of the receipt of a written demand from any holder of depositary receipts with respect to any action or default by us, including any duty to initiate any proceedings or to make any demand upon us. The Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting Series D Preferred Stock for deposit, holders of depositary receipts evidencing Depositary Shares or other persons believed in the absence of bad faith to be competent and on documents believed to be genuine.
Listing
We intend to apply to list the Depositary Shares on the NYSE under the symbol “ANG PRD”. If the application is approved, we expect trading to begin within 30 days of the initial delivery of the Depositary Shares. Listing the Depositary Shares on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary

Shares easily. We do not expect that there will be any separate public trading market for the shares of Series D Preferred Stock except as represented by the Depositary Shares.
Form of the Depositary Shares
The Depositary Shares will be issued in book-entry only form through DTC in the form of one or more global depositary receipts. The Series D Preferred Stock will be issued in registered form to the Depositary.
DTC has advised us that it is a member of the U.S. Federal Reserve System, a limited-purpose trust company under the New York banking law and a registered clearing agency with the SEC. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of the Depository Trust & Clearing Corporation, which is owned by a number of its participants and by The New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to DTC’s book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Depositary
Computershare Inc. and Computershare Trust Company, N.A., acting jointly, will be the Depositary for the Depositary Shares as of the original issue date.
Further Issuances
We may from time to time elect to issue additional Depositary Shares, and all the additional shares would be deemed to form a single series with the Depositary Shares offered by this prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Series D Preferred Stock, including fractional interests therein in the form of Depositary Shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial and administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and non-U.S. tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, mutual funds, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, passive foreign investment companies, controlled foreign corporations, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that will hold the Series D Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security or other integrated or risk reduction transaction for U.S. federal income tax purposes, persons subject to special tax accounting rules under Section 451(b) of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, entities subject to the U.S. anti-inversion rules, persons subject to special exemptions or other special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), persons who own or owned (actually or constructively) at any time during the shorter of the period during which the person held any of our Series D Preferred Stock or the 5-year period ending on the date of disposition of any of our Series D Preferred Stock, more than 5% of our Series D Preferred Stock, and U.S. expatriates and U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Tax consequences may vary depending upon the particular status of an investor. This summary is limited to investors who will hold the Series D Preferred Stock as “capital assets” within the meaning of the Code (generally, property held for investment) and who purchase the Series D Preferred Stock in the initial offering at the public offering price. Furthermore, this summary does not address the Medicare tax on net investment income or any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws.
Each potential investor should consult its tax advisor as to the particular U.S. federal, state, local, non-U.S. and any other tax considerations applicable to them of the ownership and disposition of the Series D Preferred Stock.
Holders of Depositary Shares will be treated as beneficial owners of their pro rata interest in the Series D Preferred Stock for U.S. federal income tax purposes.
U.S. Holders
The discussion in this section is addressed to a holder of the Series D Preferred Stock that is a “U.S. holder” for U.S. federal income tax purposes. You are a U.S. holder if you are a beneficial owner of the Series D Preferred Stock that is, for U.S. federal income tax purposes (i) a citizen or individual resident of the United States; (ii) a corporation (or other entity that is taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (b) the trust has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Series D Preferred Stock, the treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. A holder of Series D Preferred Stock that is a partnership and any partner who owns an interest in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of an investment in the Series D Preferred Stock.
Distributions on the Series D Preferred Stock
Distributions with respect to the Series D Preferred Stock will be taxable as dividend income when paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Series D Preferred Stock exceeds our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the Series D Preferred Stock, and thereafter as capital gain, which will be long-term capital gain if the U.S. holder’s holding period for such stock exceeds one year at the time of the distribution. Distributions constituting dividend income received by individuals and certain other non-corporate U.S. holders in respect of the Series D Preferred Stock will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Series D Preferred Stock constituting dividend income paid to U.S. holders that are U.S. corporations will generally qualify for a partial dividends received deduction, provided that applicable holding period requirements are met and certain other conditions are satisfied.
Dividends that exceed certain thresholds in relation to a U.S. holder’s tax basis in the Series D Preferred Stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate U.S. holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of the Series D Preferred Stock as long-term capital losses to the extent of any such extraordinary dividends received by them with respect to such Series D Preferred Stock qualify for the preferential rates applicable to long-term capital gains. If a corporate U.S. holder that has held Series D Preferred Stock for two years or less before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in the Series D Preferred Stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. holder’s tax basis in such Series D Preferred Stock, the excess is treated as taxable gain.
Sale, Exchange, Redemption or Other Taxable Disposition of the Series D Preferred Stock
A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a dividend, as discussed below) or other taxable disposition of the Series D Preferred Stock equal to the difference, if any, between the amount realized upon the disposition and the U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.
A redemption of the Series D Preferred Stock will be treated as a sale or exchange described in the preceding paragraph if the redemption (i) is a “complete termination” of the U.S. holder’s Series D Preferred Stock interest and any other equity interest in our stock (within the meaning of Section 302(b)(3) of the Code), (ii) is a “substantially disproportionate” redemption of stock with respect to the U.S. holder (within the meaning of Section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met, a U.S. holder must take into account not only the Series D Preferred Stock and other equity interests that the U.S. holder actually owns but also other equity interests that the U.S. holder constructively owns within the meaning of Section 318 of the Code. If a particular U.S. holder of Series D Preferred Stock does not participate in our control or management, a pro rata redemption of Series D Preferred Stock of such U.S. holder will generally qualify for sale or exchange treatment, if the redemption results in either a complete redemption or in a reduction of the proportionate equity in us held (actually or constructively) by such U.S. holder. If none of the alternative tests of Section 302(b) of the Code are met, the redemption will be treated as a distribution subject to the rules described above under “— U.S. Holders — Distributions on the Series D Preferred Stock.” Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of the Series D Preferred Stock will depend upon the facts and circumstances as of the time the determination is made, holders should consult their tax advisors regarding the tax treatment to them of a redemption.
Non-U.S. Holders
The discussion in this section is addressed to holders of the Series D Preferred Stock that are “non-U.S. holders.” A non-U.S. holder is a beneficial owner of the Series D Preferred Stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder for U.S. federal income tax purposes.
Distributions on the Series D Preferred Stock
Generally, distributions treated as dividends as described above under “— U.S. Holders — Distributions on the Series D Preferred Stock” paid to a non-U.S. holder with respect to the Series D Preferred Stock will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base of such holder) are generally subject to U.S. federal income tax on a net income basis at U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person, and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements and that the payor has no actual knowledge or reason to know that the certifications are incorrect). Any such effectively connected dividends received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be applicable under an income tax treaty.
For purposes of obtaining an exemption from or a reduced rate of withholding under an income tax treaty or because the dividends are effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax treaty benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form (assuming, in each case, the payor has no knowledge or reason to know that the certifications are incorrect).
Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty. A non-U.S. holder eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Because the application of the above rules will depend on a non-U.S. holder’s particular circumstances, and because whether a distribution is treated, in whole or in part, as a dividend depends on our then-current and accumulated earnings and profits, a withholding agent may not be able to determine the amount of cash paid pursuant to a redemption that is a dividend for U.S. federal income tax purposes, if any. Withholding agents may report, on an applicable Form 1099, some or all of the cash received pursuant to a redemption as a dividend unless the withholding agent has established special procedures allowing U.S. holders to certify that the cash they receive pursuant to the redemption is not treated as a distribution under the tests described above. However, there can be no assurances that such withholding agent will establish such special certification procedures. A withholding agent’s treatment of amounts received pursuant to a redemption as a dividend for U.S. federal income tax purposes is not dispositive, and is not binding on the IRS or such U.S. holder.
Sale, Exchange, Redemption or Other Taxable Disposition of the Series D Preferred Stock
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (other than a redemption that is treated as a dividend as discussed above) or other taxable disposition of the Series D Preferred Stock unless (i) the non-U.S. holder is a non-resident alien individual that is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other requirements are satisfied, (ii) the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. holder), or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the sale or other disposition and the period that the non-U.S. holder held the Series D Preferred Stock and certain other conditions are met. Although there can be no assurances, we believe we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.
An individual non-U.S. holder described in clause (i) of the immediately preceding paragraph will be required to pay a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses, even though the individual is not considered a resident of the United States. Gain described in clauses (ii) and (iii) of such paragraph will be subject to tax on a net income basis at U.S. federal income tax rates in the same manner as if the non-U.S. holder were a U.S. person. In addition, if our Series D Preferred Stock ceased to be “regularly traded,” the transferee in any disposition to which clause (iii) applies would generally be required to withhold 15% of the amount realized on the disposition under FIRPTA. A non-U.S. holder that is a corporation that recognizes gain described in clause (ii) may also be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding the foregoing rules.
A payment made to a non-U.S. holder in redemption of the Series D Preferred Stock may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Series D Preferred Stock”, in which event such payment would be subject to tax as discussed above under “— Non-U.S. Holders — Distributions on the Series D Preferred Stock.” Because the application of the rules discussed above under “— U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Series D Preferred Stock” will depend on a non-U.S. holder’s particular circumstances, and because whether a distribution constitutes a dividend depends on our then-current and accumulated earnings and profits, a withholding agent may not be able to determine the amount subject to such withholding with respect to a non-U.S. holder. Accordingly, withholding agents may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the entire amount of the cash consideration payable to such non-U.S. holder pursuant to a redemption, unless (1) the withholding agent has established special procedures allowing non-U.S. holders to certify that they are exempt from such withholding tax, and (2) such non-U.S. holder is able to certify that it meets the requirements of such exemption (e.g., because such non-U.S. holder is not treated as receiving a distribution of a dividend under the tests described above). However, there can be no assurance that such withholding agent will establish such special certification procedures. If a withholding agent withholds excess amounts from the cash consideration so payable to a non-U.S. holder, such non-U.S. holder may obtain a refund of any such excess amounts by timely filing an appropriate claim with the IRS.
Non-U.S. holders should consult their tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them and the possible desirability of selling their shares of Series D Preferred Stock (and considerations relating to the timing of any such sales).
Additional Withholding Requirements
Withholding at a rate of 30% generally will be required in certain circumstances on dividends (including deemed dividends) in respect of the Series D Preferred Stock held by or through certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the Series D Preferred Stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends (including deemed dividends) in respect of the Series D Preferred Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the payor that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will then in turn be required to provide to the U.S. Department of the Treasury. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the Series D Preferred Stock.
The U.S. federal income tax considerations described above are not intended to constitute a complete description of all tax considerations applicable to the ownership and disposition of our Series D Preferred Stock. Because individual circumstances may differ, each holder of Series D Preferred Stock should consult such holder’s tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the ownership and disposition of Series D Preferred Stock in light of such holder’s particular circumstances and the application of state, local and non-U.S. tax laws.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase, holding, and disposition of the Depositary Shares by (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) any plan (as defined in Section 4975(e)(1) of the Code), to which Section 4975 of the Code applies, or (iii) any entity the underlying assets of which are considered to include “plan assets” of any plans described in subsections (i) or (ii) (as determined pursuant to U.S. Department of Labor regulations at 29 CFR 2510.3-101, as modified by Section 3(42) of ERISA) (collectively, the plans and entities described in subsections (i) through (iii) above are referred to herein as “Plans”). Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) or other employee benefit plans or arrangements not subject to Title I of ERISA or Section 4975 of the Code (“Other Plan Investors”) may not be subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to similar restrictions under Similar Laws.
General Fiduciary Matters
ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan. It is not intended that the Company, underwriters, or their respective affiliates will act in a fiduciary capacity with respect to any ERISA Plan in connection with its investment in Depositary Shares.
Section 404(a)(1) of ERISA sets forth a general standard of behavior and restrictions for fiduciaries of Plans subject to Title I of ERISA. It requires that a fiduciary discharge its duties with respect to such a Plan (i) solely in the interest of the participants and beneficiaries of such Plan, (ii) for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan, (iii) in accordance with a prudent-man rule (that is “with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims”), (iv) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so, and (v) in accordance with the documents governing the Plan insofar as they are consistent with ERISA.
In considering an investment in the Depositary Shares with the assets of any such Plan, a fiduciary should give appropriate consideration to, among other things, whether the acquisition and holding of the Depositary Shares is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, Section 4975 of the Code or any Similar Laws relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA and Section 4975 of the Code, the role that the investment plays in the Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the Plan, and the projected return of the total portfolio relative to the Plan’s funding objectives. Similar duties and restrictions may apply to fiduciaries of Other Plan Investors. Fiduciaries of Other Plan Investors subject to Similar Laws should consider their fiduciary duties under such Similar Laws in determining whether to invest in the Depositary Shares offered hereby.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving assets of a Plan with persons or entities who are “parties in interest” within the meaning of Section 3(14) of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, unless an applicable class, individual, statutory, or administrative exemption is available. “Parties in interest” or “disqualified persons” could include, without limitation, the Company, the underwriters, the agents or any of their respective affiliates. “Prohibited transactions” may include, without limitation,

(1) lending of money or other extension of credit between a plan and a party in interest or a disqualified person, (2) the sale, exchange or leasing, of any property (such as the Depositary Shares) between a Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any plan assets. The acquisition and/or holding of the Depositary Shares by a Plan with respect to which we, any of our affiliates, the trustee or any of its respective affiliates or any underwriter is or becomes considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the Depositary Shares are acquired and are held in accordance with an applicable prohibited transaction exemption. Relevant class exemptions may include, without limitation, PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company pooled separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving life insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, the statutory exemptions under Sections 408(b)(17) of ERISA and 4975(d)(20) of the Code afford limited relief for the purchase and sale of securities and related lending transactions between a Plan and a person that is a party in interest or disqualified person; provided that such person is a party in interest or disqualified person solely by reason of providing services to the Plan or a relationship to such a service provider, and neither such person nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction; provided further that the Plan pays no more than and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied, and prospective acquirers of the Depositary Shares should consult with their legal advisors regarding the applicability of any such exemptions. Furthermore, note that these exemptions may be subject to change from time to time, including, for example, PTCE 84-14, with respect to which the U.S. Department of Labor has recently published a final amendment.
A party in interest or disqualified person who engages in a non-exempt prohibited transaction (including, without limitation, the lending of money or the extension of credit by the Plan) may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. For example, a Plan holding a Depositary Share would be viewed by the U.S. Department of Labor as a continuing extension of credit by the Plan to the Company. In addition, a fiduciary of a Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code, including an obligation to correct the transaction. Each original or subsequent purchaser or transferee of a Depositary Share that is or may become a Plan is responsible for determining the extent, if any, to which the purchase and holding of a Depositary Share will constitute a prohibited transaction under ERISA or Section 4975 of the Code.
Because of the foregoing, the Depositary Shares should not be purchased or held by any person investing “plan assets” of any Plan unless such purchase, holding and, if applicable, disposition will not constitute a non-exempt prohibited transaction under ERISA or the Code or a violation of any applicable Similar Laws.
Representation
The foregoing discussion is general in nature and is not intended to be all-inclusive. Further, no assurance can be given that future legislation, administrative rulings, court decisions or regulatory action will not modify the conclusions set forth in this discussion. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that Plan fiduciaries, or other persons considering acquiring the Depositary Shares (and holding the Depositary Shares) on behalf of, or with the assets of, any Plan, consult with their counsel, prior to any such acquisition, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the Depositary Shares.
Nothing herein shall be construed as a representation that an investment in the Depositary Shares would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, a Plan. Purchasers of the Depositary Shares have the exclusive responsibility for ensuring that their acquisition, holding, and disposition of the Depositary Shares complies with their fiduciary duties set forth in ERISA, the Code and any applicable Similar Laws and does not violate the prohibited transaction rules of ERISA or the Code or provisions under any applicable Similar Laws. No representation is made that the sale of any Depositary Shares to a Plan meets the fiduciary requirements for investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally. Neither we nor any of the parties described in this prospectus supplement, or their affiliates, are providing investment advice to any Plan, through this prospectus supplement or otherwise, in connection with the sale of the Depositary Shares.
Each person acquiring a Depositary Share will be deemed to have represented and agreed that either (i) it is not a Plan or an Other Plan Investor and no assets of a Plan or an Other Plan Investor have been used to acquire the Depositary Shares or (ii) (A) its acquisition, holding and disposition of the Depositary Shares or interests in the Depositary Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of an Other Plan Investor, a violation of any Similar Laws), (B) none of the Issuer, the underwriters or any of their respective affiliates have undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity in connection with the Depositary Shares and the transactions contemplated with respect to the Depositary Shares and (C) the decision to purchase the Depositary Shares has been made by a duly authorized fiduciary who is independent of the Issuer, the underwriters and their respective affiliates.

UNDERWRITING
Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC are acting as representatives of the underwriters named below. Under the terms and subject to the conditions set forth in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of Depositary Shares set forth opposite the underwriter’s name:
Underwriter	Number of Depositary Shares
Wells Fargo Securities, LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
Total
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Depositary Shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to purchase all of the Depositary Shares offered by this prospectus supplement if they purchase any of the Depositary Shares, other than the Depositary Shares covered by the over-allotment option described below unless and until this option is exercised. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The underwriters have the option to buy up to an additional             Depositary Shares from us, solely to cover over-allotments, if any, at the public offering price less the underwriting discount. The underwriters may exercise this option within 30 days of the date of this prospectus supplement. If any Depositary Shares are purchased pursuant to this option, the underwriters will severally purchase the Depositary Shares in approximately the same proportion as set forth in the table above.
Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a selling concession from the public offering price not in excess of $      per Depositary Share sold to retail investors and $      per Depositary Share sold to institutional investors. Any such dealers may resell any Depositary Shares purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price not in excess of $      per Depositary Share. If all the Depositary Shares are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The underwriters may offer and sell Depositary Shares through certain of their affiliates.
The following table shows the per Depositary Share and total underwriting discount that we are to pay to the underwriters in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional Depositary Shares.
	No Exercise of Option(1)		Full Exercise of Option(2)
	Per Depositary Share	Total	Per Depositary Share	Total
Public offering price	$	$	$	$
Underwriting discount
Retail orders	$	$	$	$
Institutional orders	$	$	$	$
Total	$	$	$	$
Proceeds, before expenses, to American National Group Inc.	$	$	$	$

(1)
Reflects           Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $      per Depositary Share, and           Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $      per Depositary Share.

(2)
Assumes           Depositary Shares sold to retail investors, for which the underwriters will receive an underwriting discount of $      per Depositary Share, and           Depositary Shares sold to institutional investors, for which the underwriters will receive an underwriting discount of $      per Depositary Share.

We estimate that our expenses for this offering (not including the underwriting discount) will be $      million, all of which are payable by us.
Depositary Shares and the Series D Preferred Stock are new issues of securities with no established trading market. Application will be made to list the Depositary Shares on the NYSE under the symbol “ANG PRD.” If approved for listing, we expect trading of the Depositary Shares on the NYSE to begin within the 30-day period after the original issuance date. Some or all of the underwriters have advised us that they presently intend to make a market in the Depositary Shares after the completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. There is currently no secondary market for the Depositary Shares and we cannot assure you that one will develop, even if the Depositary Shares are approved for listing. If the secondary market for the Depositary Shares is limited, there may be few or no buyers if you choose to sell your shares and this may reduce the price you receive or your ability to sell the shares at all. See “Risk Factors — Risks Relating to the Depositary Shares and the Series D Preferred Stock — The Series D Preferred Stock and Depositary Shares may not have an active trading market.”
We have agreed that we will not, for the period of 30 days from the date of this prospectus supplement, without first obtaining the prior written consent of the representative of the underwriters, sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates, directly or indirectly, or announce the offering, of any Depositary Shares, Series D Preferred Stock, any of our equity securities that are substantially similar to the Depositary Shares or the Series D Preferred Stock, or any securities exchangeable or convertible into or represent the right to receive the Depositary Shares, Series D Preferred Stock or such substantially similar equity securities, except for the Depositary Shares and the Series D Preferred Stock sold to the underwriters or deposited pursuant to the underwriting agreement.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
In connection with this offering, the underwriters may bid for or purchase and sell Depositary Shares in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in this offering. The underwriters must close out any short position by purchasing Depositary Shares in the open market. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of Depositary Shares or preventing or retarding a decline in the market price of Depositary Shares. As a result, the price of Depositary Shares may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Depositary Shares. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about            , 2025, which is the                 business day following the date hereof (such settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares earlier than the first business day before            , 2025 will be required, by virtue of the fact that the Depositary Shares initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Relationships with Underwriters
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
The underwriters and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us and our affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates have a lending relationship with us under our existing term loan credit facilities and act as agents thereunder. Certain of the underwriters also acted as underwriters in the offerings of certain of our Outstanding Preferred Stock and/or in prior offerings of our senior unsecured notes.
If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered hereby.
In addition, certain of the underwriters and their affiliates, from time to time in the ordinary course of their business, have provided, and may continue to provide, letters of credit to us and our subsidiaries, hold long or short positions in our debt or equity securities and/or act as our and our subsidiaries’ counterparties to various call options, swaps, hedges and other derivative transactions.
One or more of the underwriters or their affiliates may be holders of our depositary shares representing an interest in one or more series of our Outstanding Preferred Stock and, in such case, would receive a portion of the net proceeds from this offering. This prospectus supplement does not constitute a notice of redemption with respect to any of our Outstanding Preferred Stock or any related depositary shares.
In the ordinary course of their various business activities, the underwriters and/or their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area

(“EEA”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Depositary Shares in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Depositary Shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, (a) a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”); and (b) an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Depositary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Depositary Shares. Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at persons in the UK who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments and who are investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated association etc.”) of the Financial Promotion Order or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Depositary Shares in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offer of the Depositary Shares. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Canada
The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the Depositary Shares has been, or will be, lodged with the Australian Securities and Investments Commission (“ASIC”), the Australian Securities Exchange operated by ASX Limited or any other regulatory body or agency in Australia. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Depositary Shares in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act. Accordingly, if you receive this document in Australia:
(a)
you confirm and warrant that you are either:

(i)
a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

(ii)
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)
a person associated with the company under section 708(12) of the Corporations Act; or

(iv)
a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)
you warrant and agree that you will not offer any of the Depositary Shares for resale in Australia within 12 months of those Notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong
The Depositary Shares may not be offered or sold in Hong Kong by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the

“CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Depositary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Depositary Shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares may not be circulated or distributed, nor may the Depositary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289, of Singapore, as modified or amended from time to time (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the Depositary Shares under Section 275 of the SFA except:

(i)
to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA;

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Depositary Shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Depositary Shares described herein. The Depositary Shares may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Depositary Shares constitutes a prospectus as such term is understood pursuant to the FinSA or article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Depositary Shares may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Depositary Shares have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the Depositary Shares or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Depositary Shares may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Depositary Shares shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.
Notice to Prospective Investors in United Arab Emirates
The Depositary Shares have not been, are not being and will not be, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not and will not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The underwriters have been represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past provided, and may continue to provide, legal services to American National Group Inc. and its affiliates.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of American National Group, LLC as of December 31, 2023 (successor) and 2022 (successor) and for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), incorporated by reference in this prospectus supplement by reference to American National Group Inc.’s Current Report on Form 8-K/A filed with the SEC on August 27, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, current reports and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.americannational.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at www.sec.gov. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth in “Incorporation of Certain Documents by Reference.”
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for, in each case, information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed until the termination of the offering of securities described in this prospectus supplement.
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Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 and April 29, 2024, respectively;

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Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 10, 2024, August 14, 2024 and November 15, 2024, respectively; and

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Our Current Reports on Form 8-K, as filed with the SEC on April 5, 2024, April 12, 2024, May 2, 2024, May 8, 2024 (except the portion thereof furnished pursuant to Item 7.01), July 23, 2024, July 29, 2024, July 31, 2024, August 23, 2024, September 23, 2024, September 26, 2024, October 2, 2024, November 5, 2024 and January 6, 2025 and our Current Reports on Form 8-K/A, as filed with the SEC on July 23, 2024 and August 27, 2024.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Steven Schwartz
American National Group Inc.
One Moody Plaza
Galveston, Texas 77550
(888) 221-1234
Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.americannational.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus supplement, unless such information is specifically incorporated by reference in this prospectus supplement as set forth in this “Incorporation of Certain Documents by Reference.”

Up to $3,500,000,000
PROSPECTUS
American National Group Inc.
Debt Securities
Preferred Stock
Depositary Shares
American National Group Inc. may offer and sell our non-convertible debt securities consisting of senior or subordinated notes in one or more series, preferred stock in one or more series and/or depositary shares representing an interest in one or more series of our preferred stock, in each case, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.
This prospectus describes the general manner in which these securities may be offered using this prospectus. Each time we sell these securities, the specific terms will be determined at the time of the offering and will be included in a supplement to this prospectus. We may sell these securities independently or together in any combination directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
When we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement describing the specific terms of the specific offering of securities, including the offering price of the securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement relating to the specific offering of securities. You should read both this prospectus and the prospectus supplement relating to the specific offering of securities, together with additional information incorporated by reference, before you make your investment decision.
Our outstanding depositary shares for our 5.95% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Series A Preferred Stock”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “ANGpA” and our outstanding depositary shares for our 6.625% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, par value $1.00 per share (the “Series B Preferred Stock”) are listed on the NYSE under the symbol “ANGpB”.
Investing in our securities involves risks. See “Risk Factors” on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated August 30, 2024

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses relating to the specific issue prepared by us or on our behalf. We take no responsibility for, and can provide no assurance as to the reliability of, any other information. This prospectus, any accompanying prospectus supplement and any applicable free writing prospectus are an offer to sell the applicable securities, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS
When we use the terms “we”, “us”, “our”, and the “Company” we mean American National Group Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates.
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell different types of securities described in this prospectus in one or more offerings up to a total dollar amount of $3,500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you by us or on our behalf, which may contain material information relating to one or more offerings. The prospectus supplement and any such free writing prospectus may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement or an applicable free writing prospectus, you should rely on the prospectus supplement or free writing prospectus. You should read this prospectus, any prospectus supplement and any applicable free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”
This prospectus and the documents incorporated by reference herein contain, and any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference therein may contain, summaries of certain agreements and other instruments. Reference is made to the actual agreements and other instruments for complete information, and all of the summaries are qualified in their entirety by the actual agreements and other instruments. Copies of such agreements and other instruments have been or will be filed as exhibits to the registration statement of which this prospectus form a part or incorporated by reference into this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, and you may obtain copies of those agreements and other instruments as described under “Where You Can Find More Information.”
Moreover, such agreements and other instruments are intended to provide you with information regarding the terms of such agreements and other instruments and not to provide any other factual or disclosure information about the Company or the other parties to such agreements and other instruments. Such agreements and other instruments may contain representations, warranties, covenants and other agreements by each of the parties to the applicable agreement or other instrument. These representations, warranties, covenants and other agreements have been made solely for the benefit of the other parties to the applicable agreement or other instrument and:
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should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties to such agreements and other instruments if those statements prove to be inaccurate;

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may be qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement or instrument, which disclosures are not necessarily reflected in the agreement or instrument;

•
may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

•
were made only as of the date of the applicable agreement or instrument or such other date or dates as may be specified in the agreement or instrument and are subject to more recent developments.

RISK FACTORS
Investing in our securities involves a high degree of risk. See the disclosure under “Item 1A. Risk Factors” and similar headings in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q or subsequent filings with the SEC and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.
FORWARD-LOOKING STATEMENTS
All statements, trend analysis and other information contained in this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They may relate to markets for our products, trends in our operations or financial results, strategic alternatives, future operations, strategies, plans, partnerships, investments, share buybacks and other financial developments. They use words and terms such as “anticipate,” “assume,” “believe,” “can,” “continue,” “could,” “enable,” “estimate,” “expect,” “foreseeable,” “goal,” “improve,” “intend,” “likely,” “may,” “model,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “remain,” “risk,” “seek,” “should,” “strategy,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all forms of speech and derivative forms, or similar words, as well as any projections of future events or results. Forward-looking statements, by their nature, are subject to a variety of assumptions, risks, and uncertainties that could cause actual results to differ materially from the results projected. Many of these risks and uncertainties cannot be controlled by the Company. Factors that may cause our actual decisions or results to differ materially from those contemplated by these forward-looking statements include, among other things:
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results differing from assumptions, estimates, and models;

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interest rate condition changes;

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investments losses or failures to grow as quickly as expected due to market, credit, liquidity, concentration, default, and other risks;

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option costs increases;

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counterparty credit risks;

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third parties service-provider failures to perform or to comply with legal or regulatory requirements;

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poor attraction and retention of customers or distributors due to competitors’ greater resources, broader array of products, and higher ratings;

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information technology and communication systems failures or security breaches;

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credit or financial strength downgrades;

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inability to raise additional capital to support our business and sustain our growth on favorable terms;

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U.S. and global capital market and economic deterioration due to major public health issues, including political or social developments, or otherwise;

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failure to authorize and pay dividends on our preferred stock;

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subsidiaries’ inability to pay dividends or make other payments to us;

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failure at reinsurance, investment management, or third-party capital arrangements;

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failure to prevent excessive risk-taking;

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failure of policies and procedures to protect from operational risks;

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increased litigation, regulatory examinations, and tax audits;

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changes to laws, regulations, accounting, and benchmarking standards;

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takeover or combination delays or deterrence by laws, corporate governance documents, or change- in-control agreements;

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effects of climate change, or responses to it;

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failure of efforts to meet environmental, social, and governance standards and to enhance sustainability; and

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the other factors set forth in the Company’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or other subsequent filings with the SEC and the “Forward-Looking Statements” and “Risk Factors” sections in the applicable prospectus supplement.

Forward-looking statements speak only as of the date the statement was made and the Company undertakes no obligation to update such forward-looking statements except as required by law. There can be no assurance that other factors not currently disclosed or anticipated by the Company will not materially adversely affect our results of operations or plans. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.
USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement or any applicable free writing prospectus relating to the specific offering, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, possible acquisitions and repayment of debt. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement or any applicable free writing prospectus relating to the specific offering.
DESCRIPTION OF THE DEBT SECURITIES
American National Group Inc. may offer non-convertible debt securities, which may be senior debt securities or subordinated debt securities. Any debt securities issued by American National Group Inc. will be issued under an indenture to be entered into by us and Wilmington Trust, National Association, as trustee (the “trustee”), a form of which is attached as an exhibit to the Registration Statement of which this prospectus forms a part. We will file with the SEC the executed indenture and any amendments or supplements from time to time thereto (the indenture, as amended or supplemented from time to time, the “indenture”). See “Where You Can Find More Information.” This description of the debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture.
The following summarizes some of the general terms and provisions of the debt securities and the form of indenture. Particular terms of any debt securities we may offer will be described in the prospectus supplement relating to such offering. We urge you to read the indenture because it, and not this description or the description in any such prospectus supplement, will define the rights of holders of such debt securities. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture (or, in the event the Trust Indenture Act of 1939 is amended after such date and to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended) (the “Trust Indenture Act”).
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General
We may offer debt securities from time to time in as many distinct series as we may determine. Any senior debt securities will be our unsecured and unsubordinated obligations and will rank on a parity right of payment with all of our other unsecured and unsubordinated indebtedness. Any subordinated debt securities will be our unsecured obligations and will be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as may be defined in the applicable prospectus supplement. The indenture will not limit the amount of debt securities that we may issue under it.
One or more series of debt securities may be sold at a discount below or premium above their stated principal amount.
Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange or quotation on any quotation system.
Provisions of Indenture
The indenture will provide that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe certain of the terms and provisions applicable to that series of debt securities, including (if applicable):
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the price or prices at which the debt securities of the series will be issued;

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the title and designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

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if other than U.S. dollars, the foreign currency or foreign currencies in which the debt securities of the series are denominated;

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the date or dates on which the principal (and premium, if any) of the debt securities of the series is payable or the method of determination thereof;

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the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of holders to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;

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the place or places where and the manner in which, the principal (and premium, if any) of and any interest on debt securities of the series shall be payable;

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the right, if any, of the Company to redeem debt securities, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

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the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
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if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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if other than the entire principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;

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if other than the coin, currency or currencies in which the debt securities of the series are denominated, the coin, currency or currencies in which payment of the principal (and premium, if any) of or interest on the debt securities of the series shall be payable, including composite currencies or currency units;

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if the principal (and premium, if any) of or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the debt securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal (and premium, if any) of and interest on the debt securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated, the manner in which such amounts shall be determined;

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if the debt securities of the series will be issuable as registered global securities (whether upon original issue or upon exchange of a temporary debt security of such series);

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whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities of the series rather than pay such additional amounts;

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if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt securities of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

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any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

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any deletion from, modification of or addition to the Events of Default (as defined below) or covenants with respect to the debt securities of such series, including, if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;

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if the debt securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including securities of another person held by the Company or its affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;

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any provisions for remarketing;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, of any guarantee of the payment of principal (and premium, if any) and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

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the subordination, if any, of the debt securities of the series pursuant to the indenture and any corresponding changes to the provisions of the indenture as then in effect; and

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any other terms of the debt securities of the series.

Interest and Interest Rates
General
In the applicable prospectus supplement, we will designate the debt securities of a series as being debt securities bearing interest at a fixed rate of interest, debt securities bearing interest at a floating rate of interest or debt securities bearing no interest. If applicable, interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. If applicable, interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.
As used in the indenture, the term “business day” will mean, with respect to debt securities of a series, unless otherwise provided by the board resolutions, officer’s certificate or supplemental indenture for such series, each day that is not a Saturday, Sunday or a day on which banking institutions in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such debt security, are authorized or required by any applicable law, regulation or executive order to be closed.
Fixed Rate Debt Securities
If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities unless otherwise specified in the applicable prospectus supplement. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and accrued and unpaid interest, if any, to but excluding the redemption date, on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.
Floating Rate Debt Securities
If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period.
Payment and Transfer or Exchange
Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “— Registered Global Securities.”
The indenture will provide that a holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of, transfer or exchange of debt securities, but we or the trustee may require payment by the holder of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Neither we nor the trustee nor any registrar will be required to exchange, issue or register a transfer of any debt security selected for redemption during a period beginning 15 days before the date of mailing of a notice of redemption of the debt security to be redeemed and ending on the date of the mailing of the relevant notice of redemption.
The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.
All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed for two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.
Consolidation, Merger or Sale
The indenture will provide that, so long as any debt securities of a series are outstanding, from and after the issuance of such debt securities, we cannot (x) consolidate or merge with or into any other person or (y) sell, lease or otherwise transfer all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any other person (other than to the Company or any of its direct or indirect wholly owned subsidiaries), in each case unless:
(a)
(i) the Company is the resulting, surviving or transferee entity, as applicable, or (ii) if the Company is not the resulting, surviving or transferee entity, the resulting, surviving or transferee person is an entity organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia and such person expressly assumes by supplemental indenture all of the Company’s obligations under the debt securities and the indenture;

(b)
immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; and

(c)
we deliver to the trustee an officer’s certificate and opinion of counsel, each to the effect that the consolidation, merger or transfer and such supplemental indenture comply with the indenture.

The restrictions described in the immediately preceding paragraph will not prohibit (a) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of the Company or any of its direct or indirect wholly owned subsidiaries to the Company or any of its direct or indirect wholly owned subsidiaries or (b) the consolidation or merger of any of the Company’s direct or indirect wholly owned subsidiaries with and into the Company or any of its direct or indirect wholly owned subsidiaries.
Upon our merger or consolidation into any other person or any conveyance, lease or other transfer of all or substantially all of our properties and assets to any other person (other than any of the Company’s direct or indirect wholly owned subsidiaries), in each case in accordance with the provisions described above, the successor person formed by such merger or consolidation or to which such conveyance, lease or other transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor person has been named as the Company therein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the indenture and the debt securities.
Events of Default
The indenture will provide that the term “Event of Default,” when used in the indenture with respect to debt securities of any series, means any of the following events:
(a)
default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;

(b)
default in the payment of the principal or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;

(c)
default in the performance of, or breach of, any other covenant or warranty of the Company in the indenture applicable to such series of debt securities and continuance of such default or breach for a period of 90 days (or 180 days in the case of our obligation to furnish certain reports) after there has been given, by registered or certified mail or e-mail, to the Company by the trustee or to the Company and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;
(d)
certain events relating to our bankruptcy, insolvency or reorganization;

(e)
there occurs an event of default under the terms of any indenture or other instrument for borrowed money of the Company or any of its subsidiaries, which event of default results in an acceleration of the payment of not less than $350,000,000 of principal amount of indebtedness for borrowed money (which acceleration is not rescinded or annulled within 30 days after notice of such acceleration); provided, however, that prior to any declaration of the acceleration of the debt securities of such series as provided in the indenture, an event of default under this clause (e) will be remedied, cured and waived without further action on the part of either the trustee or any of the holders of the debt securities if the event of default under such other indebtedness for borrowed money is remedied, cured or waived; or

(f)
any other Event of Default provided in the applicable resolution of our Board of Directors or the officer’s certificate or supplemental indenture under which we issue such series of debt securities.

An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The indenture will provide that, if an Event of Default described in clause (a) or (b) above has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of each such affected series then outstanding under the indenture (each such series voting as a separate class) may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
The indenture will provide that, if an Event of Default described in clause (c), (e) or (f) above has occurred and is continuing, then the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of all of the series affected thereby then outstanding under the indenture (treated as one class) may declare the entire principal amount of all of the debt securities of such series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable.
The indenture will provide that, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.
The indenture will provide that, if an Event of Default described in clause (d) above occurs and is continuing, then the principal amount of all of the debt securities outstanding under the indenture, and any accrued interest thereon, will automatically become and be due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture will provide that the trustee shall within 90 days after it shall have received written notice of the occurrence of a default or Event of Default with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default or Event of Default; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture will impose limitations on suits brought by holders of debt securities of any series against us. The indenture will provide that, except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
•
such holder has previously given to the trustee written notice of an Event of Default and continuance of that Event of Default with respect to the debt securities of that series;

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the holders of at least 30% in aggregate principal amount of the outstanding debt securities of the affected series have requested in writing that the trustee institute proceedings in respect of such Event of Default under the indenture;

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the requesting holders have offered and, if requested by the trustee, such holder or holders have provided, the trustee security and/or indemnity satisfactory to it against the expenses and liabilities to be incurred in compliance with such request;

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the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal (and premium, if any) of and interest, if any, on such debt securities on the stated maturity or stated maturities expressed in such debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Modification of the Indenture
The indenture will provide that from time to time, upon a written request signed in the name of the Company by an officer and delivered to the trustee, we and the trustee may, without the consent of the applicable holder of the debt securities, amend or supplement the indenture or the debt securities of one or more series for specified purposes, including to:
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reflect that a successor has succeeded the Company and has assumed the Company’s covenants and obligations under the debt securities of such series and the indenture;

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add further covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred on the Company with respect to such series of the debt securities;

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add any additional Events of Default with respect to the debt securities of such series;

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secure the debt securities of such series and pledge property to the trustee as security for the debt securities of such series;

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add guarantees with respect to the debt securities of such series;

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evidence the appointment of a trustee other than the trustee initially named in the indenture with respect to any other series of the debt securities in accordance with the provisions of the indenture or evidence the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee;

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modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments of the Trust Indenture Act;

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issue and establish the form and terms and conditions of any other series of debt securities as provided in the indenture, establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of holders of any series of debt securities;

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cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of such series, or make any other addition, change or elimination to the provisions in the indenture, as long as the interests of the holders of the outstanding debt securities of such series are not adversely affected in any material respect (as determined by The Company);

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make any addition, change or elimination to the indenture in respect of a series of debt securities to be created under the indenture in the future;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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conform the text of the indenture, any supplemental indenture or the debt securities of any series to the “Description of Notes” applicable to such series of debt securities;

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comply with the rules of any applicable depositary;

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comply with the rules or regulations of any securities exchange or automated quotation system on which such series of debt securities may be listed or traded; or

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in the case of subordinated debt securities, make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change).

The indenture will also provide that we and the trustee may, with the consent of the holders of at least a majority of the outstanding aggregate principal amount of the debt securities of each series affected thereby, add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or of any supplemental indenture, or modify in any manner the rights of the holders of the debt securities of each such series.
Certain changes cannot be made to the indenture or the debt securities of one or more series without approval of each affected holder of the debt securities of such series, including the following:
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reducing the principal or any premium or changing the stated maturity of the debt securities of such series;

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reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of such series;

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making the principal, premium or interest of the debt securities of such series payable in a currency other than the currency set forth in such series or changing the place of payment;

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reducing the principal amount of the outstanding debt securities of such series whose holders must consent to supplement the indenture or to waive any of its provisions;

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modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the stated maturity of the debt securities of such series; or

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solely in the case of senior debt securities, expressly subordinating the senior debt securities of such series to other indebtedness of ours.

Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by, among other things, irrevocably depositing with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable

Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating a default or an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee as trust funds in trust, cash, certain government obligations or a combination thereof that will provide an amount in cash sufficient to pay the principal of (and premium, if any) and interest, if any, on and any mandatory sinking fund in respect of all outstanding debt securities of the applicable series on the dates such installments of interest or principal (or premium, if any) are due, to the stated maturity or redemption date, as the case may be; provided that with respect to any defeasance in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an officer’s certificate delivered to the trustee at least two business days prior to the redemption date that confirms that the deposit of such Applicable Premium Deficit shall be applied toward such redemption;

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no default or Event of Default with respect to the debt securities of the applicable series shall have occurred and be continuing on the date of deposit;

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law; and

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we deliver to the trustee an officer’s certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Same-Day Settlement and Payment
Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.
Registered Global Securities
Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, the Company will initially appoint DTC as depositary for the registered global securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee;

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by a nominee of the depositary to the depositary or another nominee of the depositary; or

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by the depositary or its nominee to a successor of the depositary or a nominee of such successor.

The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities of that series. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee
Wilmington Trust, National Association will serve as trustee under the indenture.
The indenture will provide that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees under the indenture for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of the debt securities of a series will be effected by the trustee with respect to that series at an office designated by that trustee in the United States.
The indenture will contain limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to such series of debt securities, provided that, the trustee may refuse, without liability, to follow any direction that it determines in its sole discretion conflicts with law or the indenture, or may be unduly prejudicial to the rights of other holders of the debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such holders), or may involve the trustee in personal liability. The indenture will provide that in case an Event of Default has occurred and is continuing and is actually known to a responsible officer of the trustee, the trustee must exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered, and if requested by the trustee, such holders shall have provided, to the trustee security and/or indemnity satisfactory to it.

DESCRIPTION OF PREFERRED STOCK
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
The following summary of the terms of our preferred stock does not purport to be complete. You should refer to our Certificate of Incorporation, including any certificates of designation therein relating to the applicable series of preferred stock (our “Certificate of Incorporation”) and our Bylaws (our “Bylaws”), in each case, from time to time in effect. The aforementioned documents are on file with the SEC as exhibits to previous filings (and may be updated from time to time in future filings) and are incorporated by reference in this prospectus. The summary below is also qualified by provisions of applicable law.
General
Our Certificate of Incorporation authorizes as of the date hereof 1,919,500 shares in the aggregate of all classes of stock, which is divided into two classes as follows:
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10,000 shares of common stock, par value $0.01 per share (“Common Stock”); and

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1,909,500 shares of preferred stock, comprising of:

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20,000 shares of Series A Preferred Stock,

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12,000 shares of Series B Preferred Stock, and

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1,877,500 shares of Preferred Stock, Series C, par value $0.01 per share (the “Series C Preferred Stock”; the Series C Preferred Stock, and collectively with Series A Preferred Stock and the Series B Preferred Stock, the “Existing Preferred Stock”).

In the future, including in connection with any offering of preferred stock, we may amend our Certificate of Incorporation to increase the number of shares authorized in any class or series of stock and/or to authorize additional series of preferred stock, as described herein.
As of the date of this prospectus, Brookfield Reinsurance Ltd. (“BNRE”), a Bermuda exempted company limited by shares, owns, indirectly, 100% of our Common Stock and controls all of the voting power to elect members to our board of directors (the “Board”), subject to the rights of the holders of our Preferred Stock to elect members to our Board in certain circumstances, as described below. Our shares of Common Stock are not publicly listed.
Preferred Stock
Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the New York Stock Exchange (the “NYSE”) or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of each series of the Existing Preferred Stock (but not in excess of the total number of all authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of the applicable Existing Preferred Stock then outstanding) and (ii) with respect to each series of Existing Preferred Stock, issue additional shares of such series of stock that shall form a single series with such series of stock which has been authorized, provided that such additional shares of such series are fungible for U.S. federal income tax purposes with the such series which have been authorized.
In addition, in the future, the Board may, without further action by our stockholders, unless such action is required by our Certificate of Incorporation, Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, amend our Certificate of Incorporation to (i) provide for the authorization or issuance of one or more additional series of our preferred stock (the “Additional Preferred Stock” and, together with the Existing Preferred Stock, the “Preferred Stock”) in addition to the Existing Preferred Stock, and (ii) fix the designations, powers (including voting powers), preferences and relative, participating, optional and other special rights of, the qualifications, limitations or restrictions of, and the number of shares of such series. As such, our Board may authorize the issuance of our Preferred Stock with rights that could dilute or have a detrimental effect on the proportion of any voting power held by, or other relative rights of, the holders of Preferred Stock. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the market price of our other Preferred Stock.
Our depositary shares for the Series A Preferred Stock are listed on the NYSE under the symbol “ANGpA” and our depositary shares for the Series B Preferred Stock are listed on the NYSE under the symbol “ANGpB”. Our Series C Preferred Stock are not listed on any exchange. As of July 30, 2024, there were outstanding 16,000 shares of our Series A Preferred Stock, 12,000 shares of our Series B Preferred Stock and zero shares of our Series C Preferred Stock.
Set forth below is a summary of the material terms of the Existing Preferred Stock. Particular terms of any new series of Preferred Stock we may offer in the future would be described in the prospectus supplement relating to such offering. In addition, as described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of Preferred Stock, and provide for the issuance of depositary receipts representing depositary shares, each of which would represent a fractional interest in a share of the series of the Preferred Stock. Any such fractional interest would be specified in the prospectus supplement relating to a particular offering of the Preferred Stock.
Description of the Series A Preferred Stock
The following is a summary of the material terms of the Series A Preferred Stock. For a more complete description you should refer to the actual terms of the Series A Preferred Stock contained in the Series A Preferred Stock Certificate of Designations. For purposes of this section titled “Descriptions of Series A Preferred Stock,” unless otherwise defined, terms shall have the meaning as ascribed below in “— Description of the Series A Preferred Stock — Definitions.”
General
We filed with the Secretary of State of the State of Iowa a certificate of designations of Series A Preferred Stock on November 11, 2019, creating the Series A Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series A Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series A Preferred Stock (the “Series A Preferred Stock Certificate of Designations”).
Our Certificate of Incorporation authorizes 20,000 shares of Series A Preferred Stock. Our Board is authorized to, without further action by our stockholders, unless such action is required by Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded, (i) increase the number of authorized shares of Series A Preferred Stock (but not in excess of the total number of authorized shares of preferred stock of the Company, less all shares of any other series of preferred stock authorized at the time of such increase) or decrease the number of authorized shares of such series of stock (but not below the number of shares of Series A Preferred Stock then outstanding) and (ii) issue additional shares of Series A Preferred Stock that shall form a single series with the Series A Preferred Stock initially authorized, provided that such additional shares of Series A Preferred Stock are fungible for U.S. federal income tax purposes with the Series A Preferred Stock initially authorized.
The Series A Preferred Stock represents a single series of our authorized preferred stock. The “stated amount” per share of Series A Preferred Stock is $25,000. The Series A Preferred Stock is fully paid and nonassessable when issued, which means that holders pay their purchase price in full and that we may not ask them to surrender additional funds with respect to such shares of Series A Preferred Stock. Holders of the Series A Preferred Stock do not have preemptive or subscription rights to acquire more stock of us.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of our common stock or any other class or series of stock or other securities of us. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund, retirement fund or purchase fund or other obligation of us to redeem, repurchase or retire the Series A Preferred Stock.
Ranking
With respect to the distribution of assets upon our liquidation, dissolution or winding-up, the Series A Preferred Stock will rank:
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senior to our junior stock as to the distribution of assets upon our liquidation, dissolution or winding-up (junior stock includes our common stock and any other class of stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up); and

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equally with each other series of parity stock that we may issue as to the distribution of assets upon our liquidation, dissolution or winding-up.

In addition, we will generally be able to pay dividends, any redemption price and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all existing and future indebtedness and other non-equity claims).
Dividends
Dividends on the Series A Preferred Stock are not mandatory. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our Board (or a duly authorized committee of the board), out of funds legally available for the payment of dividends, quarterly in arrears on the first day of March, June, September and December of each year, commencing on March 1, 2020, non-cumulative cash dividends that accrue for the relevant dividend period as follows:
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from the date of original issue, to, but excluding December 1, 2024 (the “First Call Date”) at a fixed rate per annum of 5.95% on the stated amount of $25,000 per share (equivalent to $25.00 per depositary shares (“Depositary Share”), if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock); and

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from the First Call Date, during each reset period (as defined below), at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent reset dividend determination date plus 4.322% on the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock).

Dividends on additional shares of Series A Preferred Stock issued after the first dividend payment date will accrue from either the date on which such shares are issued (if such shares are issued on a dividend payment date) or the dividend payment date next preceding the date such shares are issued (if such shares are not issued on a dividend payment date).
Dividends will be payable to holders of record of the Series A Preferred Stock as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our Board (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). Dividend record dates will apply regardless of whether a particular dividend record date is a business day (as defined below).
Dividends payable on the Series A Preferred Stock will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any dividend payment date is a day that is not a business day, then the dividend with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
A “business day” means any day other than (i) a Saturday or Sunday or a legal holiday or (ii) a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized or obligated by law, executive order or regulation to close.

A “dividend period” is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date (provided that, for any share of Series A Preferred Stock issued after the original issue date of the Series A Preferred Stock, the initial dividend period for such shares will commence on and include the date on which such shares are issued (if it is a dividend payment date) or the dividend payment date next preceding the date they are issued). The “original issue date” for the Series A Preferred Stock is November 21, 2019.
A “reset date” means the First Call Date and each date falling on the fifth anniversary of the preceding reset date.
A “reset period” means the period from, and including, the First Call Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date.
A “reset dividend determination date” means, in respect of any reset period, the day falling two business days prior to the beginning of such reset period.
The “Five-year U.S. Treasury Rate” means, as of any reset dividend determination date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next reset date and trading in the public securities markets or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next reset date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date, and (B) the other maturity as close as possible to, but later than, the reset date following the next succeeding reset dividend determination date, in each case as published in the most recent H.15 (519). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the prior reset dividend determination date.
“H.15 (519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “most recent H.15 (519)” means the H.15 (519) published closest in time but at or prior to the close of business on the reset dividend determination second business day prior to the applicable reset date.
Unless we have validly called all shares of Series A Preferred Stock for redemption on the First Call Date, we will appoint a calculation agent with respect to the Series A Preferred Stock prior to the reset dividend determination date preceding the First Call Date. The applicable dividend rate for each reset period will be determined by the calculation agent, as of the applicable reset dividend determination date. Promptly upon such determination, the calculation agent will notify us of the dividend rate for the reset period. The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any dividend period beginning on or after the First Call Date will be on file at our principal offices, will be made available to any holder of Series A Preferred Stock upon request and will be final and binding in the absence of manifest error.
Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Stock as specified in this “Dividends” section (subject to the other provisions of the Series A Preferred Stock Certificate of Designations).
Dividends on the Series A Preferred Stock will not be cumulative. Accordingly, if our Board (or a duly authorized committee of the board), does not declare a dividend on the Series A Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue, we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock are declared for any future dividend period, and no interest, or sum of money in lieu of interest, will be payable in respect of any dividend not so declared.

So long as any Series A Preferred Stock remains outstanding for any dividend period, unless the full dividends for the latest completed dividend period on all outstanding Series A Preferred Stock have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside), during a dividend period:
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no dividend shall be paid or declared on our common stock or any other shares of our junior stock or parity stock (except, in the case of parity stock, on a pro rata basis with the Series A Preferred Stock as described below), other than:

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any dividend paid on junior stock or parity stock in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or is other junior stock or (solely in the case of parity stock) other parity stock, or

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any dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under such plan, or the redemption or repurchase of any rights under such plan, and

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no common stock or other junior stock or parity stock (except, in the case parity stock, on a pro rata basis with the Series A Preferred Stock as described below), shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, other than:

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as a result of a reclassification of junior stock for or into other junior stock or a reclassification of parity stock for or into other parity stock, as applicable,

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the exchange, redemption or conversion of one share of junior stock for or into another share of junior stock or the exchange, redemption or conversion of one share of parity stock for or into another share of parity stock, as applicable,

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purchases, redemptions or other acquisitions of shares of junior stock or parity stock in connection with (x) any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors, consultants or independent contractors, (y) a dividend reinvestment or stockholder stock purchase plan, or (z) the satisfaction of our obligations pursuant to any contract relating to the foregoing clauses (x) or (y) outstanding at the beginning of the applicable dividend period requiring such purchase, redemption or other acquisition,

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the purchase of fractional interests in shares of junior stock or parity stock, as the case may be, pursuant to the conversion or exchange provisions of such securities or the security being converted or exchanged,

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through the use of the proceeds of a substantially contemporaneous sale of junior stock or parity stock, as applicable, or

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in the case of parity stock, pro rata purchases, offers or other acquisitions for consideration by us to purchase all, or a pro rata portion of, the Series A Preferred Stock and such parity stock.

As used in this prospectus, “junior stock” means our common stock and any other class or series of our stock that ranks junior to the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on any dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) upon the Series A Preferred Stock and any shares of parity stock, all dividends declared on the Series A Preferred Stock and all such parity stock and payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share of Series A Preferred Stock and all parity stock payable on such dividend payment date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Series A Preferred Stock, on a dividend payment date falling within the related dividend period for the Series A Preferred Stock) bear to each other. As used in this paragraph, payment of dividends “in full” means, as to any parity stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such parity stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any shares of parity stock (in either case, the “first series”) coincides with more than one dividend period with respect to another series, as applicable (in either case, a “second series”), then, for purposes of this paragraph, our Board (or a duly authorized committee of the board) may, to the extent permitted by the terms of each affected series, treat such dividend period for the first series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the second series, or may treat such dividend period(s) with respect to any parity stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such parity stock and the Series A Preferred Stock.
As used in this prospectus, “parity stock” means any class or series of our stock that ranks equally with the Series A Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up.
Subject to the foregoing, dividends (payable in cash, stock or otherwise, as may be determined by our Board or a duly authorized committee of the board) may be declared and paid on our common stock and any other junior stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment if we fail to comply, or if such act would cause us to fail to comply, with applicable laws, rules and regulations.
Liquidation Rights
Upon any voluntary or involuntary liquidation, dissolution or winding-up of us, holders of the Series A Preferred Stock and any parity stock are entitled to receive out of our assets available for distribution to stockholders, after satisfaction of liabilities to creditors and any required distributions to holders of stock, if any, that ranks senior to the Series A Preferred Stock in the distribution of assets upon liquidation, dissolution or winding-up but before any distribution of assets is made to holders of common stock and any other junior stock, a liquidating distribution equal to the stated amount of $25,000 per share (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock) plus declared but unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series A Preferred Stock and all holders of any parity stock, the amounts paid to the holders of Series A Preferred Stock and to the holders of any parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock or parity stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis, whether or not declared, as applicable). If the liquidation preference has been paid in full to all holders of the Series A Preferred Stock and any holders of parity stock, the holders of our junior stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.
For purposes of this section, the merger or consolidation of us with any other entity, including a merger or consolidation in which the holders of the Series A Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange of all or substantially all of our assets, for cash, securities or other property shall not constitute a liquidation, dissolution or winding-up of us.
Optional Redemption
The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

We may redeem the Series A Preferred Stock at our option:
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in whole or in part, from time to time, on or after December 1, 2024, at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date,

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “rating agency event,” at a redemption price equal to $25,500 per share of Series A Preferred Stock (equivalent to $25.50 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date, or

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in whole, but not in part, at any time prior to December 1, 2024, within 90 days after the occurrence of a “regulatory capital event,” at a redemption price equal to the stated amount of $25,000 per share of Series A Preferred Stock (equivalent to $25.00 per Depositary Share, if we elect to offer depositary shares representing fractional interests in the Series A Preferred Stock), plus (except as provided below) an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date.

Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period will not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on the dividend record date relating to the dividend payment date.
Holders of the Series A Preferred Stock will have no right to require the redemption or repurchase of the Series A Preferred Stock.
A “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act, that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series A Preferred Stock, which amendment, clarification or change results in:
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the shortening of the length of time the Series A Preferred Stock are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock; or

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the lowering of the equity credit (including up to a lesser amount) assigned to the Series A Preferred Stock by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the Series A Preferred Stock.

A “regulatory capital event” means that we become subject to capital adequacy supervision by a capital regulator and the capital adequacy guidelines that apply to us as a result of being so subject set forth criteria pursuant to which the liquidation preference amount of the Series A Preferred Stock would not qualify as capital under such capital adequacy guidelines, as we may determine at any time, in our sole discretion.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent.
If the Series A Preferred Stock is to be redeemed, the notice of redemption shall be given by first class mail postage prepaid, addressed to the holders of record of the Series A Preferred Stock to be redeemed, mailed at their respective last addresses appearing on the books of the Company. Such mailing shall be not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof. Any notice mailed as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Notwithstanding the foregoing, if the Series A Preferred Stock is held in book-entry form through DTC or any other similar facility, such notice of redemption may be given to the holders of Series A Preferred Stock at such time and in any manner permitted by such facility.
Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of shares of such Series A Preferred Stock to be redeemed (if determinable at the time of such notice) from such holder;

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the redemption price;

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if shares of Series A Preferred Stock are evidenced by definitive certificates, the place or places where holders may surrender certificates evidencing those shares of Series A Preferred Stock for payment of the redemption price; and

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that dividends will not accrue for any period beginning on or after the redemption date.

If notice of redemption has been duly given and if on, or before, the redemption date specified in the notice all funds necessary for the redemption have been set aside by us, separate and apart from our other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date, (i) dividends will not accrue on all shares so called for redemption for any period beginning on or after the redemption date, (ii) all shares so called for redemption shall no longer be deemed outstanding and (iii) all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
In case of any redemption of only part of the Series A Preferred Stock at the time outstanding, the Series A Preferred Stock to be redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC. Subject to the provisions hereof, the Company shall have full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
Voting Rights
Except as provided below or as otherwise required by applicable law, the holders of the Series A Preferred Stock have no voting rights.
Right to Elect Two Directors on Nonpayment of Dividends.   Whenever dividends on any shares of Series A Preferred Stock shall have not been declared and paid for six or more dividend periods, whether or not for consecutive dividend periods (a “Nonpayment”), the holders of such shares of Series A Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our Board (the “Preferred Stock Directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided, further, that our Board shall at no time include more than two preferred stock directors. In that event, the number of directors on our Board shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of Series A Preferred Stock and any such series of voting preferred stock for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following the Nonpayment shall have been fully paid.
As used in this prospectus, “voting preferred stock” means, with regard to any matter as to which the holders of Series A Preferred Stock are entitled to vote, any other class or series of our preferred stock ranking equally with the Series A Preferred Stock as to the distribution of assets upon our liquidation, dissolution or winding-up and upon which like voting rights have been conferred and are exercisable with respect to such matter. Whether a plurality, majority or other portion of the Series A Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective stated amounts of the Series A Preferred Stock and voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment have been paid in full, the holders of the Series A Preferred Stock shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall immediately terminate and the number of directors on the Board shall automatically decrease by two. In determining whether dividends have been paid for at least four consecutive dividend periods (or the equivalent thereof, in the case of any other series of voting preferred stock) following a Nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above, provided that the filling of any such vacancy shall not cause us to violate the corporate governance requirement of the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting called at the request of the holders of record of at least 20% of the Series A Preferred Stock or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
Other Voting Rights.   So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, will be required to:
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amend the provisions of our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of any class or series of stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend the provisions of our Certificate of Incorporation (including the Series A Preferred Stock Certificate of Designations) or Bylaws so as to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock, provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other class or series of stock ranking equally with or junior to the Series A Preferred Stock with respect to the distribution of assets upon our liquidation, dissolution or winding-up will not be deemed to adversely affect the voting powers, preferences, privileges or special rights of the Series A Preferred Stock; or
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consummate (i) a binding share exchange or reclassification involving the Series A Preferred Stock, (ii) a merger or consolidation of the Company with another entity (whether or not a corporation) or (iii) a conversion, transfer, domestication or continuance of the Company into another entity or an entity organized under the laws of another jurisdiction, unless, in each case, (a) the shares of Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, or any such conversion, transfer, domestication or continuance, the shares of Series A Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (b) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or any conversion, transfer, domestication or continuance described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only the series materially and adversely affected and entitled to vote shall vote to the exclusion of all other series of preferred stock. If all series of preferred stock are not equally affected by the proposed amendment, alteration, repeal, share exchange, reclassification, merger or consolidation, or conversion, transfer, domestication or continuance, described above, there shall be required a two-thirds approval of each series that will have a diminished status.
To the fullest extent permitted by law, without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may supplement any terms of the Series A Preferred Stock:
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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Series A Preferred Stock Certificate of Designations that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Series A Preferred Stock Certificate of Designations.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required shall be effected, all outstanding shares of the Series A Preferred Stock have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption unless in the case of a vote or consent required to authorize stock ranking senior to the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding-up of the Company, if all outstanding shares of Series A Preferred Stock are being redeemed with the proceeds from the sale of the stock to be authorized.
Procedures for Voting and Consents.   The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board (or a duly authorized committee of the Board), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A Preferred Stock is listed or traded at the time. Whether a plurality, majority or other portion of the Series A Preferred Stock and any voting preferred stock has been voted in favor of any matter shall be determined by the Company by reference to the respective stated amounts of the shares of the Series A Preferred Stock and voting preferred stock voted or covered by the consent.

No Preemptive Rights
No share of Series A Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Description of the Series B Preferred Stock
The material terms of the Series B Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series B Preferred Stock contained in the Series B Preferred Stock Certificate of Designations.
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All references to “Series A Preferred Stock” are replaced with “Series B Preferred Stock”.

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The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

We filed with the Secretary of State of the State of Iowa a certificate of designations of Series B Preferred Stock on June 16, 2020, creating the Series B Preferred Stock, and establishing the designations, preferences, conversion and other rights, voting, powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the shares of the Series B Preferred Stock. On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law, as a corporation incorporated in the State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series B Preferred Stock (the “Series B Preferred Stock Certificate of Designations”).
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The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “Our Certificate of Incorporation authorizes 16,000 shares of Series B Preferred Stock.”

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The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series B Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series C Preferred Stock.”

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The definition of the term “First Call Date” is replaced with September 1, 2025.

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In the “— Description of the Series A Preferred Stock — Dividends”:

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In the first paragraph, the refence to “March 1, 2020” is replaced with “December 1, 2020”.

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In the first paragraph, the first bullet, the references to “December 1, 2024” and “5.95%” are replaced with “September 1, 2025” and “6.625%”, respectively.

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In the first paragraph, the second bullet, the reference to “4.322%” is replaced with “6.297%”.

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The definition of “original issue date” is replaced with June 10, 2020.

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In the second paragraph of “— Description of the Series A Preferred Stock — Optional Redemption”, for each of the three bullets, the reference to “December 1, 2024” is replaced with “September 1, 2025”.

Description of the Series C Preferred Stock
The material terms of the Series C Preferred Stock are substantively the same as the material terms of the Series A Preferred Stock described above in “— Description of the Series A Preferred Stock”, except as described below. For a more complete description you should refer to the actual terms of the Series C Preferred Stock contained in the Series C Preferred Stock Certificate of Designations (as defined below).
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All references to “Series A Preferred Stock” are replaced with “Series C Preferred Stock”.

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The first paragraph of “— Description of the Series A Preferred Stock — General” is replaced with:

On May 7, 2024, in connection with discontinuing our existence as an Iowa Corporation and continuing our existence under the Delaware General Corporation Law as a corporation incorporated in the

State of Delaware, we adopted and filed with the Secretary of State of the State of Delaware a new certificate of incorporation (which we refer to herein as the Certificate of Incorporation), including a certificate of designations of Series C Preferred Stock (the “Series C Preferred Stock Certificate of Designations”).
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All references to the stated amount per share of “$25,000” and “$25.00” per Depositary Share are replaced with “$1,000” and “$1.00”, respectively.

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The definition of the term “parity stock” is replaced with “any class or series of our stock that ranks equally with the Series C Preferred Stock in the distribution of assets upon our liquidation, dissolution or winding-up, including Series A Preferred Stock and Series B Preferred Stock.”

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The first sentence of the second paragraph of “— Description of the Series A Preferred Stock — General” is replaced with “ Our Certificate of Incorporation authorizes 1,877,500 shares of Series C Preferred Stock.”

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The entirety of “— Description of the Series A Preferred Stock — Dividends” is replaced with:

Dividends on the Series C Preferred Stock will not be mandatory. Holders of shares of Series C Preferred Stock shall be entitled to receive such dividends and other distributions (payable in cash or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor, and shall share equally on a per share basis in such dividends and distributions.
If any dividends (payable in cash, property, stock or otherwise) are determined by the Board (or a duly authorized committee of the Board) to be declared and paid on the Common Stock or any other shares of junior stock from time to time out of any funds legally available for such payment, the Series C Preferred Stock shall be entitled to participate in any such dividend.
Dividends on the Series C Preferred Stock will not be declared, paid or set aside for payment if the Company fails to comply, or if such act would cause the Company to fail to comply, with applicable laws, rules and regulations.
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The entirety of “— Description of the Series A Preferred Stock — Optional Redemption” is replaced with:

The Series C Preferred Stock is perpetual and has no maturity date. We may, at our option, redeem all, or a portion of, the shares of Series C Preferred Stock then outstanding, at any time, at a redemption price equal to the stated amount of $1,000 per share of Series C Preferred Stock. Upon such redemption, (a) all shares so called for redemption shall no longer be deemed outstanding and (b) all rights with respect to such shares shall forthwith on the date of such redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Holders of the shares of Series C Preferred Stock will have no right to require the redemption or repurchase of the shares of Series C Preferred Stock. No redemption of the shares of Series C Preferred Stock will be consummated unless the full dividend has been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on all outstanding shares of parity stock for the latest completed dividend period for such shares of parity stock. There are no restrictions on our redemption of the Series A Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments (if any).
•
The entirety of “— Description of the Series A Preferred Stock — Voting Rights” is replaced with:

Except as otherwise required by applicable law, the holders of the Series C Preferred Stock will have no voting rights.
Anti-takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and Bylaws include provisions that may have the effect of delaying, deferring or preventing (a) a change in control of the Company or (b) an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.
Action by Written Consent
The Delaware General Corporation Law (“DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our Bylaws provide that any action required by the DGCL to be taken at any annual or special meeting of the stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.
Shareholder Meetings
Our Bylaws provide that special meetings may be called only by the Board, the chairman of the Board, our president, our secretary or a stockholder or stockholders holding of record at least a majority of the Common Stock issued and outstanding.
Authorized but Unissued or Undesignated Capital Stock
Our Certificate of Incorporation (including the accompanying Certificates of Designations) grants the Board broad power to establish the rights and preferences of authorized and unissued Preferred Stock. The Board does not currently intend to seek shareholder approval prior to any issuance of preferred stock, unless otherwise required Delaware law or the rules of the NYSE or any stock exchange or automated quotation system on which our securities may be listed or traded.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:
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the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the interested stockholder acquired shares;

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the interested stockholder acquired at least 85% of the voting stock of the corporation outstanding in the transaction in which it became an interested stockholder excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 of the DGCL defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.
Transfer Agent and Registrar
The transfer agent and registrar for our outstanding Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
References to the “Company,” “us,” “we” or “our” in this section mean American National Group Inc. and do not include the subsidiaries of American National Group Inc.
General Terms
We may elect to offer depositary shares representing fractional interests in Preferred Stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of Preferred Stock.
We will deposit the shares of any series of Preferred Stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all the rights and preferences of the Preferred Stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of the applicable series of depositary shares described in the applicable prospectus supplement.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the Preferred Stock to record holders of depositary shares relating to the Preferred Stock in proportion to the number of depositary shares that they own.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to such record holders.
Liquidation Preference
If a series of Preferred Stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the Preferred Stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of Preferred Stock upon surrender of depositary receipts. Holders of Preferred Stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
If we redeem a series of Preferred Stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of Preferred Stock payable in relation to the redeemed series of Preferred Stock. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the Preferred Stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for Preferred Stock. The depositary will endeavor, to the extent practicable, to vote the amount of the Preferred Stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the Preferred Stock if it does not receive specific instructions from the holder of depositary shares representing the Preferred Stock.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement will automatically terminate if:
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all outstanding depositary shares have been redeemed,

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each share of Preferred Stock has been converted into other preference shares or has been exchanged for debt securities, or

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there has been a final distribution in respect of the Preferred Stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the Preferred Stock and issuance of depositary receipts, all withdrawals of shares of Preferred Stock by holders of depositary shares and any redemption of the Preferred Stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.
Miscellaneous
The depositary will forward all notices, reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of Preferred Stock.
Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement.
Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

PLAN OF DISTRIBUTION
We may sell securities in any of the ways described below or in any combination:
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to or through underwriters or dealers;

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through one or more agents; or

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directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at negotiated prices; or

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at prices determined in any other lawful manner.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

The securities offered from time to time pursuant to this prospectus may or may not be listed on a national securities exchange.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are required to file annual and quarterly reports, special reports and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.american-equity.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at sec.gov. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but prior to the completion or termination of the offering of securities under this prospectus, except for, in each case, information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed until the termination of the offering of securities described in the applicable prospectus supplement.
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Our Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2023, as filed with the SEC on February 29, 2024 and April 29, 2024, respectively;

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Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and for the quarter ended June 30, 2024, as filed with the SEC on May 10, 2024 and August 14, 2024, respectively;

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Our Current Reports on Form 8-K, as filed with the SEC on April 5, 2024, April 12, 2024, May 2, 2024, May 8, 2024 (except the portion thereof furnished pursuant to Item 7.01), July 23, 2024, July 29, 2024, July 31, 2024 and August 23, 2024, and our Current Reports on Form 8-K/A, as filed with the SEC on July 23, 2024 and August 27, 2024;

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Description of our depositary shares representing our Series A Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on November 20, 2019, and any amendment or report filed for the purpose of updating such description; and

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Description of our depositary shares representing our Series B Preferred Stock included in our Registration Statement on Form 8-A, as filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Steven Schwartz
American National Group Inc.
One Moody Plaza
Galveston, Texas 77550
(515) 221-0002
Copies of these filings are also available, without charge, on the SEC’s website at http://www.sec.gov and on our website at www.american-equity.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on, or accessible through, our website or the SEC’s website is not incorporated by reference in this prospectus supplement and does not otherwise form a part of this prospectus, unless such information is specifically incorporated by reference in this prospectus as set forth in “Incorporation of Certain Documents by Reference”.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of the Company incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The financial statements of American National Group, LLC as of December 31, 2023 (successor) and 2022 (successor) and for the year ended December 31, 2023 (successor), for the period from May 25, 2022 through December 31, 2022 (successor), the period from January 1, 2022 through May 24, 2022 (predecessor), and for the year ended December 31, 2021 (predecessor), incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Depositary Shares
Each Representing a 1/1,000th Interest in a Share of
    % Fixed-Rate Non-Cumulative Preferred Stock, Series D
American National Group Inc.
Prospectus Supplement
Joint Book-Running Managers
Wells Fargo SecuritiesJ.P. MorganMorgan StanleyRBC Capital Markets
           , 2025